Exhibit 10.12.2

SECOND AMENDMENT TO OFFICE LEASE

(221 Main, San Francisco, California:

DocuSign, Inc.)

THIS SECOND AMENDMENT TO OFFICE LEASE (this “Amendment”) is made and entered into as of the 11th day of February, 2015 (the “Effective Date”), by and between COLUMBIA REIT – 221 MAIN, LLC, a Delaware limited liability company (“Landlord”), as successor of 221 Main, LLC (“Original Landlord”) and DOCUSIGN, INC., a Washington corporation (“Tenant”).

RECITALS:

A. Original Landlord and Tenant entered into that certain Office Lease dated October 31, 2012 (the “Original Lease”) for premises consisting of 31,647 rentable square feet known as Suite 940, Suite 950 and Suite 1000 in the building located at 221 Main Street in San Francisco, California (the “Building”) and 8,325 rentable square feet known as Suite 970 in the Building (the “Original Premises”) as more particularly described in the Lease. The suites within the Building are referred to collectively as the “Suites” or individually as a “Suite.”

B. The Original Lease has been amended by that certain letter agreement dated November 16, 2012, the First Amendment to Office Lease dated January 24, 2013 (the “First Amendment”), the Notice of Lease Term Dates agreed and accepted by Tenant on March 18, 2013, the letter agreement dated October 31, 2013 and the Notice of Lease Term Dates agreed and accepted by Tenant on January 6, 2014 (collectively, the “Prior Amendments”). The Original Lease as amended by the Prior Amendments shall be collectively referred to herein as the “Lease.”

C. In addition to the Lease, Original Landlord and Tenant have entered into that certain Storage Agreement dated March 20, 2014 for 78 rentable square feet of storage space on the 9th floor of the Building, as more particularly described in such Storage Agreement (collectively, the “9th Floor Storage Agreement”).

D. Landlord has acquired the Building and has been assigned Original Landlord’s interest in the Lease and the 9th Floor Storage Agreement.

E. Any defined terms used in this Amendment which are not defined herein shall have the same meaning such defined terms have in the Lease.

F. By this Amendment, Landlord and Tenant desire to amend the Lease, upon the terms and conditions set forth herein.

AGREEMENT:

1. Expansion of Premises. The Premises shall be expanded in accordance with the terms and conditions of this Amendment to include both the Original Premises and the Expansion Premises (as defined below). The following chart sets forth the “Expansion Premises” by the number of each Suite, the floor number on which each Suite is located, the rentable square feet of each Suite, the Tenant’s Share for such Suite, and the estimated delivery date (the “Estimated Delivery Date”) of each Suite: A floor plan of each Suite within the Expansion Premises is attached hereto as Exhibit A.

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Suite Number	Floor	Rentable Square Feet	Tenant’s Share*	Estimated Delivery Date
1500	15th	12,708	3.2757%	30 days following the Effective Date
1450	14th	10,427	2.6878%	60 days following the Effective Date
1230	12th	8,006	2.0637%	60 days following the Effective Date
800	8th	15,986	4.1207%	May 1, 2015
860	8th	2,682	0.6913%	May 1, 2015
8STR3 Storage Space	8th	85	0.0219%	May 1, 2015
500	5th	11,878	3.0618%	September 1, 2015
1460	14th	4,897	1.2623%	November 1, 2015
920	9th	5,963	1.5371%	January 1, 2016
840	8th	2,750	0.7089%	November 1, 2016 **
888	8th	1,257	0.3240%	November 1, 2016 **
8STR1 Storage Space	8th	239	0.0616%	November 1, 2016 **
8STR2 Storage Space	8th	93	0.0240%	November 1, 2016 **
1580	15th	2,716	0.7001%	November 1, 2018

GRAND TOTAL OF EXPANSION PREMISES		79,687	20.5409%

*	The rentable square footage of the Building has been re-measured since the Lease was entered into in 2013 and the parties acknowledge that Tenant’s Share for each Suite within the Expansion Premises used in this chart is based on the new rentable square footage of the Building which is 387,943 rentable square feet.
**	Tenant acknowledges that the Delivery Date for the 8th floor space with an Estimated Delivery Date of November 1, 2016 is contingent on when the existing tenant in such space can be relocated.

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For purposes of this Lease, the parties agree that the rentable square footage of each Suite set forth in the chart shall be used for calculating the Base Rent and Tenant’s Share and no change shall be made in the rentable square feet for each Suite for purposes of such calculations during the Lease Term even if the re-measurement of any Suite shows a discrepancy in the rentable square feet from that schedule. On the day immediately following the Original Expiration Date (as defined below in Section 3) and for the remainder of the Lease Term, the parties agree for purposes of this Lease that (a) the ninth (9th) floor of the Building shall have 23,100 rentable square feet (assuming the Suite Commencement Date for Suite 920 has occurred by the Original Expiration Date), Suite 940 shall have 8,349 rentable square feet and Tenant’s Share for Suite 940 shall be 2.1521%, and Suite 970 shall have 8,325 rentable square feet and Tenant’s Share for Suite 970 shall be 2.1459%, and (b) the tenth (10th) floor of the Building shall have 23,132 rentable square feet and Tenant’s Share for the tenth (10th) floor of the Building shall be 5.9627%. Tenant’s Share for the ninth (9th) and tenth (10th) floors for the period after the Original Expiration Date is based on 387,943 rentable square feet within the Building based on the most recent measurement of the Building.

2. Delivery of Expansion Space.

(a) Delivery Date. Each Suite within the Expansion Premises shall be deemed delivered upon the date (the “Delivery Date”) that is the later of (i) the date Landlord delivers such Suite to Tenant with Landlord Work (as defined in Section 1.2 of the Work Letter attached hereto as Exhibit B, the “Work Letter”) applicable to such Suite substantially completed (provided, that Landlord shall not be required to substantially complete the Restroom Work and the 14th Floor Work (as respectively defined in Sections 1.2.2 and 1.2.3 of the Work Letter) prior to the Delivery Date for Suites on those floors of the Building, but Landlord shall complete such work at least sixty (60) days prior to the Suite Commencement Date for the initial Suite on the applicable floor), and (ii) the Estimated Delivery Date. Landlord shall use good faith efforts to complete Landlord Work and deliver each Suite within the Expansion Premises by the Estimated Delivery Date. The Estimated Delivery Date for each Suite has been based upon Landlord having sixty (60) days after the surrender of such Suite by the current tenant to complete Landlord Work prior to delivering such Suite to Tenant. Landlord represents, warrants and covenants to Tenant that: (i) the existing term of each lease with a current tenant (each, a “Current Tenant”) in any of the Suites (each, a “Current Lease”) will expire or terminate, either by its terms or pursuant to a written termination agreement between Landlord and such Current Tenant that has been or will be entered into prior to the execution of this Amendment, at least sixty (60) days prior to the applicable Estimated Delivery Date for each such Suite, (ii) with respect to each Current Lease that grants a Current Tenant the right to renew the lease term beyond the Estimated Delivery Date for such Suite, Landlord has the unilateral right under the applicable Current Lease to relocate such Current Tenant to alternative premises in the Building and has appropriate space available for such relocation, and (iii) if any Current Tenant exercises such a renewal right set forth in subheading (ii), Landlord shall relocate such Current Tenant. If a Current Tenant or a subtenant or assignee of a Current Tenant holds over or does not relocate to another portion of the Building on the date designated by Landlord for such relocation and

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such Current Tenant or a subtenant or assignee of such Current Tenant does not surrender such Suite to Landlord on the applicable expiration date or the designated relocation date, then the Estimated Delivery Date for such Suite shall be extended day for day based upon such tenant’s holdover after the applicable expiration date or relocation date. Landlord shall use commercially reasonable efforts to cause such holdover tenant to surrender the Suite in an expeditious manner.

(b) Delayed Delivery Date. If the Delivery Date for any Suite does not occur on or before the thirtieth (30th) day following the Estimated Delivery Date (as such date may be extended pursuant to Section 2(a) above, as a result of Force Majeure (as defined in the Lease) and/or any Tenant Delay (as defined below)), then Landlord shall grant to Tenant, as its sole and exclusive remedy, a rent credit in an amount equal to two hundred percent (200%) of the per diem Base Rent for such Suite for each day during the period commencing on the thirty-first (31st) day after the Estimated Delivery Date and continuing through the day before the Delivery Date, to be applied against the Base Rent otherwise due and payable after the Suite Commencement Date for such Suite until said credits are fully realized by Tenant. “Tenant Delay” shall mean (i) Tenant’s failure to respond to any matter relating to Landlord Work that requires Tenant’s approval (if any) within any specific time period provided in this Lease or the Work Letter; or (ii) any material interference with Landlord’s completion of Landlord Work during any early access to the Suite by Tenant, if any, that directly causes delay in the completion of the Landlord Work, provided that Tenant Delay shall only be charged if Landlord provides Tenant with not less than one (1) business day prior written notice that Tenant’s failure to respond or interference will potentially cause delay in the Landlord Work and Tenant does not take appropriate steps to eliminate such interference within such one (1) business day period. If a Tenant Delay does occur relating to Landlord Work on any Suite, then the Delivery Date for such Suite shall be the date that Landlord would have been delivered the Suite to Tenant with Landlord Work substantially completed but for the occurrence of the Tenant Delay.

3. Lease Term.

(a) Extended Term. The current Lease expires on March 31, 2020 (the “Original Expiration Date”). The Lease Term for each Suite within the Expansion Premises shall commence upon the earlier to occur of the following dates (the “Suite Commencement Date”): (i) the date upon which Tenant first commences to conduct business in such Suite, and (ii) the date that is one hundred fifty (150) days following the Delivery Date for such Suite; provided, however, that if Tenant is delayed in the completion of the Tenant Improvements for the applicable Suite as a result of Landlord Delay (as defined below), the Suite Commencement Date shall be extended for the period of delay so caused. “Landlord Delay” shall mean (i) Landlord’s failure to respond to any matter relating to Tenant Improvements that requires Landlord’s approval (if any) within any specific time period provided in this Lease or the Work Letter; or (ii) any material interference with Tenant’s completion of the Tenant Improvements in connection with Landlord Work (including without limitation the 14th Floor Work and the Restroom Work, as both are defined in the Work Letter), that directly causes delay in the completion of the Tenant Improvements, provided that Landlord Delay shall only be charged if Tenant provides Landlord with not less than one (1) business day prior written notice that Landlord’s failure to respond or interference will potentially cause delay in the Tenant Improvements and Landlord does not take appropriate steps to eliminate such interference within such one (1) business day period. The first Suite Commencement Date to occur hereunder shall

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be referred to herein as the “Expansion Commencement Date.” The Lease Term for both the Expansion Premises and the Original Premises shall expire on the day immediately preceding the ninth (9th) anniversary of the Expansion Commencement Date (the “Lease Expiration Date”). As of each Suite Commencement Date, the applicable Suite shall become part of the Premises as such term is used in the Lease. At any time during the Lease Term, Landlord may deliver to Tenant a notice in the form as set forth in Exhibit C attached hereto, as a confirmation only of the information set forth therein for any Suite and storage space subject to this Lease if Tenant is leasing the entire floor, which, within ten (10) days of receipt thereof, Tenant shall either (A) execute and return to Landlord, or (B) if Tenant disputes any information in such notice, provide Landlord with written notice of the specific items that Tenant disputes in such notice.

(b) Option Right. Tenant’s five (5) year option to extend the Lease Term in Section 2.2 of the Lease shall survive this Amendment and be applicable for an Option Term that would commence on the day following the new Lease Expiration Date, provided that Section 2.2 shall be amended (i) to allow exercise of such extension option by any entity described in Section 14.8 of the Lease (each a “Permitted Transferee”) in addition to Original Tenant, and (ii) to require that Tenant occupy not less than 100,000 rentable square feet of the Premises, rather than the entire Premises, as a condition to exercise of such extension option. Tenant may only exercise such option to extend to the entire Premises, including both the Original Premises and the Expansion Premises.

4. Base Rent.

(a) Base Rent Schedule. The Base Rent for the Original Premises shall continue in accordance with the Base Rent schedule in the Lease until the Original Expiration Date. The Base Rent for the Expansion Premises and the Original Premises (but only for the period following the Original Expiration Date for the Original Premises) shall be calculated using the following Base Rent for each floor of the Building as of the Expansion Commencement Date with annual increases of three percent (3%) on each anniversary of the Expansion Commencement Date:

Floor	Base Rent Per Rentable Square Foot Per Annum
5th	$71.00
8th	$74.00
9th	$74.00
10th	$74.00
12th	$75.00
14th	$77.00
15th	$77.00

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Example 1: Assuming the Expansion Commencement Date is January 1, 2015 and the Suite Commencement Date for Suite 840 is November 1, 2016, then the annual Base Rent for Suite 840 for the remainder of 2016 would equal $74.00 (Base Rent for 8th Floor), multiplied by 1.03 (3% annual increase because the first anniversary of Expansion Commencement Date occurred on January 1, 2016), multiplied by 2,750 (rentable square feet of Suite 840). The annual Base Rent for Suite 840 would then increase annually by 3% commencing on the next anniversary of the Expansion Commencement Date (January 1, 2017 in this example) and each anniversary of the Expansion Commencement Date thereafter for the remainder of the Lease Term.

Example 2: Assuming the Expansion Commencement Date is January 1, 2015, then the annual Base Rent for the Suite 1000 on the day immediately following the Original Expiration Date (April 1, 2020) would equal $74.00 (Base Rent for 10th Floor), multiplied by 1.03 (3% annual increase for 2016), multiplied by 1.03 (3% annual increase for 2017), multiplied by 1.03 (3% annual increase for 2018), multiplied by 1.03 (3% annual increase for 2019), multiplied by 1.03 (3% annual increase for 2020), multiplied by 23,100 (rentable square of Suite 1000 following the Original Expiration Date as set forth in Section 1). The annual Base Rent for Suite 1000 would then increase annually by 3% commencing on the anniversary of the Expansion Commencement Date in 2021 (January 1, 2021 in this example) and each anniversary of the Expansion Commencement Date thereafter for the remainder of the Lease Term.

(b) Payment of Base Rent for Expansion Premises. Tenant shall commence paying Base Rent on each Suite upon the applicable Suite Commencement Date; provided that Tenant is not in default of the Lease beyond all applicable cure periods, Tenant shall not be obligated to pay the monthly Base Rent attributable to any Suite during the Abatement Period (as defined in the next sentence) for such Suite following the applicable Suite Commencement Date. The “Abatement Period” for each Suite shall be calculated by multiplying (i) five (5) full calendar months, by (ii) a fraction, the numerator of which is the number of months between the applicable Suite Commencement Date and the Lease Expiration Date and the denominator of which is one hundred eight (108) months (which represents the number of months between the Expansion Commencement Date and the Lease Expiration Date). Base Rent shall be payable monthly in accordance with Article 3 of the Lease.

5. Base Year. The Base Year for each Suite within the Expansion Premises shall be the calendar year in which the Suite Commencement Date for such Suite occurs, except if the Suite Commencement Date occurs in October, November or December, then the Base Year shall be the calendar year immediately following the calendar year in which the Suite Commencement Date for such Suite occurs. For the period commencing the day immediately following the Original Expiration Date through the remainder of the Lease Term, the Base Year for the Original Premises shall be 2020. The actual gross receipt tax payable by Landlord on the Rent for any Suite within the Expansion Premises for the Base Year applicable to such Suite shall be included in Tax Expenses for such Base Year for such Suite.

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6. Storage Space.

(a) Tenant Leasing Entire Floor. If upon a Suite Commencement Date Tenant is then leasing the entire floor of the Building in which such Suite is located (including the 9th floor of the Building), then Tenant shall be required to lease all storage space located on such fully-leased floor of the Building at the same Base Rent rate being paid for the Suite(s) on such floor and with the same abatement of Base Rent provided for such Suite(s) in Section 4(b) and Landlord shall provide a Tenant Improvement Allowance for such storage space using the same calculation of the Tenant Improvement Allowance for such Suite(s) as set forth in Section 2.1 of the Work Letter. Landlord shall deliver such storage space to Tenant with Landlord Work to such storage space substantially completed or, if Tenant is already leasing such storage space, Landlord shall complete Landlord Work with respect to such storage space on a mutually acceptable schedule.

(b) Tenant Leasing a Partial Floor. Other than with respect to the storage space on the 9th floor of the Building, if Tenant is leasing part but not an entire floor within the Building, Tenant may lease storage space on such floor(s), on a first come first serve basis with other tenants in the Building, and if Tenant does elect to rent such storage space, the Base Rent shall equal fifty percent (50%) of the Base Rent being paid for the Expansion Premises located on such floor, but Tenant shall receive no abatement of Base Rent for such storage space. Any storage space rented by Tenant pursuant to this Section 6(b) shall be delivered to and accepted by Tenant in its “as-is” condition without a Tenant Improvement Allowance for such storage space.

(c) 9th Floor Storage Agreement. Notwithstanding anything to the contrary in this Section 6, the 9th Floor Storage Agreement shall continue on a month-to-month basis on the existing terms and conditions set forth in the 9th Floor Storage Agreement unless and until the earlier of (i) Tenant elects to terminate the 9th Floor Storage Agreement, or (ii) the Suite Commencement Date for Suite 920, at which time the storage space on the 9th floor of the Building shall be governed under the Lease, as amended by this Amendment, and subject to the terms of Sections 6(a) and (b) hereof.

7. Right of First Offer.

(a) Right of First Offer. Subject to any existing rights held by tenants of the Building (including, Landlord’s right to negotiate with each individual tenant terms that may vary from such tenant’s specific option rights but only with respect to the specific space encumbered by such specific tenant’s specific option rights, the “Existing Tenant Rights”), and the terms of this Section 7, Landlord hereby grants to the Original Tenant and any Permitted Transferee a right of first offer with respect to any space that becomes available on the 5th, 7th, 13th, 14th, 15th and 16th floors of the Building (the “First Offer Space”); provided that, Tenant acknowledges that Suite 520 is currently vacant, and that notwithstanding the foregoing, such first offer right of Tenant for Suite 520 shall commence only following the expiration or earlier termination of the first new lease of Suite 520 (including, renewal and extension rights granted under any such lease and Landlord’s right to negotiate with such tenant terms that may vary from such tenant’s specific option rights but only with respect to the specific space). For informational purposes only, Exhibit E attached hereto is a summary of the Existing Tenant Rights.

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(b) Procedure for Offer. Subject to the terms of this Section 7, Landlord shall notify Tenant (the “First Offer Notice”) when the First Offer Space or any portion thereof becomes available for lease to third parties. Pursuant to such First Offer Notice, Landlord shall offer to lease to Tenant the then available First Offer Space. The First Offer Notice shall describe the space so offered to Tenant, shall set forth the “First Offer Rent,” as that term is defined in Section 7(d) below, the other economic terms and the length of the term upon which Landlord is willing to lease such space to Tenant; provided, that if such First Office Space has seven thousand five hundred (7,500) rentable square feet or less, then the length of the term for such First Office Space shall be coterminous with the then existing Lease Term. In no event shall Landlord have the obligation to deliver a First Offer Notice (and Tenant have no right to exercise its right under this Section 7) to the extent that the “First Offer Commencement Date,” as that term is defined in Section 7(f), below, is anticipated by Landlord on or following the date which is three (3) years prior to the expiration of the then Lease Term.

(c) Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within ten (10) business days of delivery of the First Offer Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant’s election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice and this Section 7; provided, however, Tenant may, at its option, object to the First Offer Rent contained in the First Offer Notice, in which case the parties shall follow the procedure, and the First Offer Rent shall be determined, as set forth in Section 2.2.4 of the Lease. If Tenant does not so notify Landlord within such ten (10) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires. Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord in the First Offer Notice to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof.

(d) First Offer Space Rent. The rent payable by Tenant for the First Offer Space (the “First Offer Rent”) shall be the rent (including additional rent and considering any “base year” or “expense stop” applicable thereto), including all escalations, at which tenants, as of the “First Offer Commencement Date,” as that term is defined in Section 7(f), below, are leasing non-sublease, non-encumbered, non-equity space comparable in size, location and quality to the First Offer Space for a similar lease term (“Comparable First Offer Transactions”), which comparable space is located in the Building and in Comparable Buildings, taking into consideration only the following concessions: (i) rental abatement concessions, if any, being granted such tenants in connection with such comparable space, (ii) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, and deducting the value of, the existing improvements in the First Offer Space, such value to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by a general office user, (iii) any period of rental abatement, if any, granted to tenants in comparable transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces, (iv) that the Base Year for Tenant’s lease of the First Offer Space shall be adjusted to the calendar year in which the term of the First Offer Space commences, and (v) brokerage commissions being paid in the market. The First Offer Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations with respect to the First Offer Space. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable First Offer Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

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(e) Other Terms. Except as otherwise set forth in the First Office Space Notice or as otherwise agreed to in writing between Landlord and Tenant, Tenant shall take the First Offer Space in its “as is” condition, and the construction of improvements in the First Offer Space shall comply with the terms of Article 8 of this Lease.

(f) Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall within sixty (60) days thereafter execute an amendment to this Lease for such First Offer Space upon the terms and conditions as set forth in the First Offer Notice and this Section 7. The rentable square footage of any First Offer Space leased by Tenant shall be determined by Landlord in accordance with Landlord’s then current standard of measurement for the Building. Tenant shall commence payment of rent for the First Offer Space, and the term of the First Offer Space shall commence (the “First Offer Commencement Date”) on the later of the date(s) set forth in the First Offer Notice and sixty (60) days following Landlord’s delivery of the First Offer Space to Tenant, and shall terminate on the date set forth in the First Offer Notice or if the First Offer Space is seven thousand five hundred (7,500) rentable square feet or less, then concurrently with Tenant’s lease of the remainder of the Premises on the Lease Expiration Date.

8. Original Right of Availability and Right of First Offer. Section 1.2 (Right of Availability) and Section 1.3 (Right of First Offer) of the Lease are hereby deleted in their entirety and of no further force or effect.

9. Fourth Floor Terrace. At no additional charge except as expressly provided in this Section 9, Tenant and its guests shall have the right to use the furnished terrace on the fourth (4th) floor of the Building (the “Terrace”) unless a change in Applicable Laws occurs which prohibits Landlord from providing tenants access to the Terrace. Access to the Terrace is subject to such reasonable rules and regulations as Landlord shall from time to time impose and shall be limited to Building tenants and their guests. Tenant may reserve the Terrace for after-hours use subject to reasonable approval from Landlord and may be charged a reasonable fee in connection with such reserved after-hours use in addition to tenant reimbursing Landlord for any additional costs incurred by Landlord for such after-hours use. Tenant shall have the right to request exclusive use of the Terrace after Building Hours from time to time, and upon Landlord’s prior approval, which shall not be unreasonably withheld, and subject to appropriate scheduling and the payment of a reasonable fee. Subject to reasonable closures for improvements (including, any reasonable changes to the Terrace dictated by changing tastes and times), cleaning and other tenants hosting exclusive events from time to time after Building Hours, Landlord shall keep the Terrace available for use by Tenant and its guests during the entirety of the Lease Term.

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10. Signage.

(a) Building Signage. Provided that Tenant is not then in default of its obligations under the Lease, subject to all applicable grace and cure periods, Tenant, at Tenant’s expense shall have the right to exclusive eyebrow signage (“Eyebrow Signage”) or top signage on the Building (“Building Top Signage”), subject to (A) Tenant obtaining all required governmental approvals for such signage (the “Governmental Approval for Signage”), (B) Landlord’s prior written approval to the location, construction and design of such signage, which approval from Landlord shall not be unreasonably withheld, conditioned or delayed, (C) Landlord’s signage criteria attached hereto as Exhibit D, and (D) Tenant reimbursing Landlord for the cost of changes that are required to Building systems to accommodate any exterior signage (if any) installed by Tenant pursuant to this Section 10(a), including, but not limited to, any changes needed to window washing rigs. Tenant shall have one (1) year from the date of this Amendment to elect by written notice to Landlord which of the two (2) locations provided for in the prior sentence that Tenant has decided to use for outside signage pursuant to this Section 10(a). If Tenant does not provide the notice to Landlord of the location of the outside signage in the previous sentence within such one (1) year period, then Tenant shall have no further right to Building Top Signage and Tenant’s outdoor signage rights shall be limited to Eyebrow Signage. Tenant shall be responsible for all costs associated with any signage installed or contemplated by Tenant pursuant to this Section 10(a), including, but not limited to, all costs associated with obtaining the Governmental Approval for Signage (if Tenant elects to pursue it), the design, installation, repair and removal of such signage prior to the expiration or earlier termination of this Lease. The rights contained in this Section 10(a) shall be personal to the Original Tenant and any Permitted Transferee (and not any other assignee or any sublessee or other transferee of the Original Tenant’s interest in this Lease). If, after such date that the Premises exceeds 100,000 rentable square feet, Tenant and its Permitted Transferees (including without limitation affiliates) no longer occupy at least 100,000 rentable square feet, Landlord shall have the right to terminate Tenant’s signage rights under this Section 10(a) and upon such termination, Tenant shall be required to promptly remove any Eyebrow Signage or Building Top Signage installed by Tenant.

(b) Expansion Premises Signage. All custom signage within the Expansion Premises that Tenant wishes to install shall be installed at Tenant’s sole cost and expense and, to the extent such signage is visible from outside the Premises only, shall be subject to Landlord’s prior written approval, which approval shall not be unreasonably withheld. Prior to the expiration or earlier termination of this Lease, Tenant shall be required to remove all such signage installed in accordance with the previous sentence and make all necessary repairs to return the area in which such signs were installed to their original condition. Landlord, at its sole cost and expense, shall provide Tenant with standard signage on multi-tenant elevator lobbies and at Tenant’s entrances to the Expansion Premises on multi-tenant floors within the Building.

11. Access.

(a) Card Key Access. Tenant, at its sole cost and expense, shall be allowed to install and use a card key access for the exit stairwells between the floors on which the Premises are located; provided, such card key system must meet the following requirements: (i) the system must be compatible with Landlord’s card key system, (ii) Landlord must be provided with the number of card keys requested by Landlord for its maintenance, security and management personnel to be able to access such doors controlled by such card key access system, (iii) all governmental approvals for the installation and the use of such card key system must be obtained by Tenant, (iv) such card key system must be operated in accordance with all Applicable Laws, and (v) if requested by Landlord, such card key system must be removed prior

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to the expiration or earlier termination of this Lease and make all necessary repairs to return the areas in which the card key system were installed to their original condition. In connection with Tenant’s installation of a card key system under this Section 11(a), Landlord agrees to replace any ACM or ACCM doors that will be controlled by Tenant’s card key system and be responsible for any other ACM or ACCM issues related to installing the card key system and providing access to the exit stairwells; provided, the cost of such work by Landlord shall be split equally between Landlord and Tenant with Tenant reimbursing Landlord with fifty percent (50%) of the cost of such work within thirty (30) days of Landlord completing such work and providing Tenant with invoices relating to the cost of the work described in this Section 11(a). Landlord shall replace the ACM or ACCM doors in the exit stairwells from each Suite in the Expansion Premises pursuant to the preceding sentence at least sixty (60) days prior to the Suite Commencement Date for each Suite.

(b) Bicycle Storage. Within ninety (90) days of the Effective Date, Landlord shall install a new bike cage or expand the existing bike cage in the location shown on Exhibit F attached hereto, which new bike cage or expansion of the existing bike cage shall accommodate at least 20 additional bikes. The new bike cage or expansion of the existing bike cage shall be constructed so Tenant has exclusive use during the Term of the Lease of a portion that accommodates at least 20 bikes.

12. Parking. On or before the Expansion Commencement Date (the “First Parking Election Date”), Tenant shall have the right, at Tenant’s election, to use up to a total of seven (7) unreserved parking spaces (“Maximum Parking Spaces”) for standard sized passenger automobiles (for example, cars, SUVs, mini-vans and standard size pick-up trucks) in the parking facility (the “Parking Facility”) serving the Building, subject to payment of the prevailing monthly rate charged by Landlord (which is currently $425 per space, but subject to change from time to time), Landlord’s rights pursuant to the remainder of this Section and such rules and regulations as Landlord may establish from time to time. On or before the November 1, 2015 (the “Second Parking Election Date”), Tenant shall have the right, at Tenant’s election, to use up to an additional seven (7) unreserved parking spaces pursuant to the same terms as the first sentence of this Section 12 and the Maximum Parking Spaces shall be increased to fourteen (14) unreserved parking spaces. On or before the November 1, 2016 (the “Third Parking Election Date” and collectively with the First Parking Election Date and the Second Parking Election Date, as the “Parking Election Dates”), Tenant shall have the right, at Tenant’s election, to use up to an additional four (4) unreserved parking spaces pursuant to the same terms as the first sentence of this Section 12 and the Maximum Parking Spaces shall be increased to eighteen (18) unreserved parking spaces. Tenant shall make its elections by providing Landlord written notice of the number of parking spaces Tenant wishes to use (the “Parking Space Allotment”) up to the then Maximum Parking Spaces available to Tenant on or before the applicable Parking Election Date. Tenant shall have the right on sixty (60) days’ notice to Landlord to reduce the Parking Space Allotment; provided, if Tenant elects to reduce the Parking Spot Allotment or does not elect on a Parking Election Date to take all of the then available Maximum Parking Spaces, Tenant releases all future rights to the number of parking spaces specified in Tenant’s reduction notice and/or the number of parking spaces that Tenant elects not to take on any Parking Election Date. Such parking shall be in non-exclusive, unassigned spaces on a self-park, attendant-park, valet or other basis, as from time to time prescribed by Landlord. Tenant shall not use the Parking Facilities for the servicing or extended

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storage of vehicles. Tenant shall not assign, sublet or transfer any permits hereunder, except in connection with any assignment or sublease permitted pursuant to Article 14 of the Lease where parking is provided for in the sublease or assignment. Landlord reserves the right to institute either a Parking Facilities operator system, which may include self-park, attendant-park, valet or other parking arrangements, or to otherwise change the parking system. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Facilities or any other parking area and shall at all times abide by all rules and regulations governing the use of the Parking Facilities. Tenant acknowledges that particular parking facilities, areas or spaces may be designated for exclusive use by particular tenants, occupants, visitors or other users, either generally or at particular times, and Tenant shall comply with all such designations and cause its employees, visitors and other invitees to do the same. Landlord reserves the right to close the Parking Facilities or any other parking area during periods of unusually inclement weather or for alterations, improvements or repairs. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to any automobile or personal property in or about the Parking Facilities, or for any injury sustained by any person in or about the Parking Facilities. Landlord shall not be liable to Tenant and this Lease shall not be affected if any parking rights hereunder are impaired by any Applicable Laws imposed after the Expansion Commencement Date. Landlord reserves the right to determine whether the Parking Facilities are becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants provided that the Parking Space Allotment will not be reduced thereby.

13. Electrical Upgrade. Landlord will provide all Standard Tenant Services as described in Section 6.1 of the Lease, including without limitation the electrical service capacity specified in Section 6.1.2, to the Expansion Premises. Upon Tenant’s election in writing at any time during the Lease Term, specifying the floor within the Building (which must be a floor upon which the Premises are located) in which Tenant wants the electrical upgrade, Landlord shall upgrade the electrical system for such designated floor in order to provide Tenant with a maximum of seven (7) watts per rentable square feet of the portion of the Premises located on such floor, which increased capacity shall then be provided with respect to the Premises located on such floor; provided, (a) Landlord can obtain all necessary governmental permits in order to perform such electrical upgrade, (b) Landlord shall pay up to the first Five Thousand Dollars ($5,000) in cost for such electrical upgrade with respect to any individual floor, and (c) Tenant shall reimburse Landlord for all costs in excess of Five Thousand Dollars ($5,000) for such electrical upgrade with respect to any individual floor within thirty (30) days of Landlord completing such electrical upgrade and providing Tenant with written demand for such reimbursement, which demand shall include invoices reflecting the entire cost of such electrical upgrade with respect to each individual floor affected. Notwithstanding anything to the contrary in the Lease, Landlord shall provide standard electrical service to Tenant in the Premises of four (4) watts per rentable square foot and if Tenant uses in excess of four (4) watts per rentable square foot for any Suite, then Tenant shall be charged for such excess use in accordance with Article 6 of the Lease.

14. Letter of Credit. The L-C Amount shall be increased, through issuance of a replacement L-C or by amendment to the existing L-C, to the following amounts at the following times: (i) to Four Million Eight Hundred Sixty Thousand One Hundred Ninety-Nine and 41/100 Dollars ($4,860,199.41) within five (5) business days of the Effective Date; (ii) to Six Million Two Hundred Ninety-Six Thousand One Hundred Nine and 16/100 Dollars

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($6,296,109.16) on or before the later of September 1, 2015 and five (5) business days after the Delivery Date has occurred with respect to Suites 1500, 1450, 1230, 800, 860, 8STR3 and 500; and (iii) to Six Million Seven Hundred Forty-Seven Thousand One and 75/100 Dollars ($6,747,001.75), on or before the later of November 1, 2016 and five (5) business days after the Delivery Date has occurred with respect to all of the Expansion Premises other than Suite 1580. The reduction of the L-C Amount set forth in Section 21.3.2 shall continue to apply; provided the following changes are made to Section 21.3.2: (a) the L-C Amount, as it exists at the time of such each such reduction, shall be reduced on a straight-line basis over the remaining balance of the Lease Term as extended by this Amendment through the Lease Expiration Date, (b) the first reduction of the L-C Amount shall be changed to occur on or after the date that is the earlier of the next anniversary of the Lease Commencement Date and the Expansion Commencement Date occurring after the completion of the Triggering Events, (c) the L-C Amount shall thereafter reduce effective as of the each subsequent anniversary of the Lease Commencement Date or the Expansion Commencement Date, as applicable, and (d) in addition to the Triggering Transaction described in the Lease, any merger with, or acquisition of all or substantially all of the stock or assets of named Tenant by, a publicly traded company with a net worth equal to or greater than One Billion Dollars ($1,000,000,000) shall also be a Triggering Transaction.

15. Asbestos-Containing Materials. Except as expressly provided for in the Work Letter, Tenant and Landlord agree that Section 1.1.4 of the Lease shall be applicable to the Expansion Premises and the parties shall have the same rights and obligations relating to any ACM within the Expansion Premises as set forth in Section 1.1.4 of the Lease.

16. Disability Access and CASp Disclosure.

(a) Pursuant to San Francisco Administrative Code Chapter 38, Landlord and Tenant agree to the provisions of this Section 14(a) to confirm their express agreement as to which party will make and pay for any improvements to the Premises (including each Suite within the Expansion Premises following the applicable Suite Commencement Date) or the Building that may be required by any applicable provision of Title 28 Section 36.304 and 36.305 of the Code of Federal Regulations and any similar state and local laws (“Required Disability Access Improvements”). Accordingly, Landlord and Tenant agree that their respective obligations regarding Required Disability Access Improvements shall be governed by Article 24 of the Lease.

(b) Required Disclosures. Tenant hereby acknowledges that neither the Building, nor the Premises, nor the Expansion Premises has undergone inspection by a Certified Access Specialist (“CASp”). Tenant shall not engage any CASp to inspect the Premises or the Expansion Premises without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord may require that Tenant select a CASp approved by Landlord for any inspection of the Premises. Tenant hereby waives any and all rights it otherwise might now or hereafter have under Section 1938 of the California Civil Code and Chapter 38 of the San Francisco Administrative Code.

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17. Energy Disclosure. Tenant acknowledges that pursuant to California Public Resources Code Section 25402.10 and the regulations adopted pursuant thereto (collectively the “Energy Disclosure Requirements”), Landlord may be required to disclose information concerning Tenant’s energy usage at the Building to certain third parties, including, without limitation, prospective purchasers, lenders and tenants of the Building (the “Tenant Energy Use Disclosure”). Tenant hereby (a) consents to all such Tenant Energy Use Disclosures, and (b) acknowledges that Landlord shall not be required to notify Tenant of any Tenant Energy Use Disclosure. Further, Tenant hereby releases Landlord from any and all losses, costs, damages, expenses and liabilities relating to, arising out of and/or resulting from any Tenant Energy Use Disclosure. The terms of this Section 17 shall survive the expiration or earlier termination of the Lease.

18. Transfers. As of the Effective Date, Section 14.1 (“Transfers”) of the Lease shall be revised by deleting the following language in clause (iii) of such Section: “provided that Landlord shall have the right to require Tenant to utilize Landlord’s standard Transfer documents in connection with the documentation of such Transfer.”

19. Executive Business Center. Tenant has indicated that it would like to install and use a portion of the Premises on the 15th floor of the Building for an executive business center (the “Executive Business Center”). Subject to Tenant obtaining all required governmental permits and approvals for the use of the Executive Business Center, Landlord shall allow Tenant to use a portion of the Premises on the 15th floor for an Executive Business Center. The build-out of the Executive Business Center shall be subject to the terms and conditions of the Work Letter, including, Landlord’s approval of the plans for the construction of the Executive Business Center. On or prior to the expiration or earlier termination of the Lease, and except as may be otherwise agreed by Landlord when Landlord approves Tenant’s Construction Drawings pursuant to the Work Letter, Tenant shall be required to restore such portion of the Premises where the Executive Business Center is located to the shell condition below the ceiling level that existed on the Delivery Date for Suite 1500.

20. Representations and Warranties.

(a) Tenant represents and warrants to Landlord as follows:

(i) To Tenant’s actual knowledge, Landlord has fulfilled all of its duties under the Lease that are required to be fulfilled as of the date of this Amendment;

(ii) To Tenant’s actual knowledge and subject to Section 4.4.1 of the Lease, there are no current offsets or credits against Monthly Base Rent or any other sums due and owing by Landlord to Tenant, nor have rentals been prepaid;

(iii) Other than as set forth in this Amendment, there are no concessions or inducements which have been promised by Landlord or any other party to Tenant that remain unpaid; and

(iv) To Tenant’s actual knowledge, Landlord is not in default of any of its obligations under the Lease.

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(b) Landlord represents and warrants to Tenant as follows:

(i) To Landlord’s actual knowledge, Tenant has fulfilled all of its duties under the Lease that are required to be fulfilled as of the date of this Amendment; and

(ii) To Landlord’s actual knowledge, Tenant is not in default of any of its obligations under the Lease.

For purposes of this Section 19, “Tenant’s actual knowledge” and “Landlord’s actual knowledge” shall mean the actual current knowledge, without duty of inquiry, of Robert Teed and Michael Schmidt, respectively.

21. Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the CBRE, Inc. (the “Broker”) that has acted as a dual broker for both Landlord and Tenant on this Amendment and Landlord and Tenant agree to said dual agency. Except for the Broker, Landlord and Tenant know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay any commission due the Broker pursuant to a separate agreement between Broker and Landlord. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Broker, occurring by, through, or under the indemnifying party.

22. Interpretation. Capitalized terms used in this Amendment and not defined herein shall have the meanings set forth in the Lease, provided however, that in the case of any conflict, uncertainty or ambiguity that may arise when interpreting the provisions of the Lease and the provisions set forth in this Amendment, the provisions of this Amendment shall be controlling for the purpose of resolving any such conflict, uncertainty or ambiguity.

23. Ratification of Lease Terms. Notwithstanding any term or provision of the Lease, the provisions of this Amendment shall amend, modify and supersede the terms of the Lease. If there is any conflict between the Lease and this Amendment, this Amendment shall control. All other non-conflicting terms, provisions, covenants and conditions of the Lease and all exhibits and addendum thereto shall continue in full force and effect and are hereby ratified by the parties hereto.

24. Entire Agreement. This Amendment sets forth the entire understanding of the parties in connection with the subject matter hereof. There are no agreements between Landlord and Tenant relating to the Lease or the Premises other than those set forth in writing and signed by the parties. Neither party hereto has relied upon any understanding, representation or warranty not set forth herein, either oral or written, as an inducement to enter into this Amendment.

25. Authority. Each of the individuals executing this Amendment on behalf of a party individually represents and warrants that he or she has been authorized to do so and has the power to bind the party for whom they are signing. Landlord represents and warrants that no consent or approval of any third party is required for Landlord to enter into this Amendment under any agreement or instrument by which Landlord is bound.

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26. SNDA. Following the full execution and unconditional delivery of this Amendment by Tenant, Landlord shall request Landlord’s lender that holds a first mortgage or first deed of trust with respect to the Building to execute an SNDA as described and in accordance with Section 18.2 of the Lease, with respect to the Lease as amended by this Amendment.

27. Method of Execution. This Amendment will be executed and delivered via DocuSign.

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IN WITNESS WHEREOF, this Amendment is made as of the day and year first above written.

LANDLORD:

COLUMBIA REIT- 221 MAIN, LLC,
a Delaware limited liability company

By:	COLUMBIA PROPERTY TRUST OPERATING PARTNERSHIP, L.P.,
a Delaware limited partnership, its sole member

	By:	COLUMBIA PROPERTY TRUST
INC., a Maryland corporation, its general partner

		By:	/s/ David Dowdney
		Name:	David Dowdney
		Title:	SVP

[TENANT’S SIGNATURE ON NEXT PAGE]

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TENANT:

DOCUSIGN, INC.,
Legal Help Desk	a Washington corporation

/s/ Legal Help Desk	By:	/s/ Mike Dinsdale
	Name:	Mike Dinsdale
Robert Teed	Title:	CFO

/s/ Robert Teed	By:	/s/ Reggie Davis
	Name:	Reggie Davis
	Title:	General Counsel

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EXHIBIT A

221 MAIN STREET

EXPANSION PREMISES

[SEE ATTACHED]

221 MAIN

Lease Exhibit A

Floor 05

RSF = 11,878 SF

MAIN STREET
SPEAR STREET
A
B
C
D
E
F
1
2
3
4
5
6
7

o+a

221 Main // Lease Exhibit A // 01.20.15

1

221 MAIN

Lease Exhibit A

Floor 08

RSF = 23,092 SF

7
6
5
4
3
2
1
A
B
C
D
E
F

o+a

221 Main // Lease Exhibit A // 01.23.15

2

221 MAIN

Lease Exhibit A

Floor 09

RSF = 5,963 SF

o+a
221 Main // Lease Exhibit A // 01.23.15

3

221 MAIN

Lease Exhibit A

Floor 12

RSF = 8,006 SF

7
6
5
4
3
2
1
A
B
C
D
E
F

o+a
221 Main // Lease Exhibit A // 01.23.15
4

221 MAIN

Lease Exhibit A

Floor 14

RSF = 15,324 SF

7
6
5
4
3
2
1
A
B
C
D
E
F

o+a
221 Main // Lease Exhibit A // 01.23.15
5

221 MAIN

Lease Exhibit A

Floor 15

RSF = 15,424 SF

7
6
5
4
3
2
1
A
B
C
D
E
F

o+a
221 Main // Lease Exhibit A // 01.23.15
6

EXHIBIT B

221 MAIN STREET

TENANT WORK LETTER

This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the Suites within the Expansion Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Suites within the Expansion Premises, in sequence, as such issues will arise during the actual construction of such Suites. All references in this Tenant Work Letter to Articles or Sections of “the Lease” shall mean the relevant portions of the original Office Lease, Sections of “this Amendment” shall mean the Second Amendment Office Lease to which this Tenant Work Letter is attached as Exhibit B, and all references in this Tenant Work Letter to Sections of “this Tenant Work Letter” shall mean the relevant portions of this Tenant Work Letter. The construction of the Tenant Improvements (as described herein) shall be governed by the terms of this Work Letter and not the terms of Article 8 of the Lease.

SECTION 1.

DELIVERY OF THE PREMISES AND BASE BUILDING

1.1 Base Building as Constructed by Landlord. The parties acknowledge that the base, shell, and core have already been constructed for (i) the Expansion Premises, and (ii) each floor of the Building on which the Expansion Premises is located (collectively, the “Base, Shell, and Core”). The Base, Shell and Core shall consist of those portions of the Expansion Premises and the floors of the Building on which the Expansion Premises is located which were in existence prior to the construction of the tenant improvements in the Expansion Premises for the prior tenant of the Expansion Premises. Landlord agrees that it will cause the Base, Shell and Core to comply with current Laws as then being enforced as of the applicable Delivery Date, including but not limited to Title 24. Subject to the terms of this Amendment and this Tenant Work Letter, Tenant shall accept the Expansion Premises and the Base, Shell and Core in their presently existing, “as-is” condition.

1.2 Landlord Work.

1.2.1 In General. Landlord shall, at its sole cost and expense, and in compliance with all Applicable Laws, perform the following work on each Suite within the Expansion Premises: (a) demolish the existing improvements and provide in warm shell condition, including the removal of the entire ceiling grid and HVAC distribution (including, without limitation, all low voltage cabling, abandoned electrical conduit and wiring and associated hardware) from each Suite (provided that Landlord shall not remove any of the existing HVAC main ducts or sprinkler distribution systems from any Suite), (b) remove all sheetrock from the interior columns located in each Suite, including any ACM or ACCM located in such sheetrock (but not in the perimeter and core sheetrock walls) (the “Asbestos Remediation”), (c) install Building standard (in Building standard color) Mecho shade window coverings on all perimeter windows in each Suite and dual sided Mecho shade window coverings on all perimeter windows on such Suites within the Expansion Premises on the west and south sides of the Building (provided, Tenant shall be required to reimburse Landlord for 50% of the cost of installing such dual sided Mecho shading coverings within thirty (30) days after Landlord’s invoice for the cost of such installation), and (d) provide to Tenant path of travel drawings in CAD format and as required to receive applicable city permits in connection with each Suite. The Landlord Work shall be completed using Building standard methods, materials, and finishes. In connection with the Asbestos Remediation, Landlord’s consultant shall prepare a work plan for the Asbestos Remediation in each Suite within the Expansion Premises and such work plan shall (i) be in compliance with all Applicable Laws, (ii) be approved by both Landlord and Tenant, which approval shall not be unreasonably withheld, and (iii) detail the level of remediation which shall be conducted as part of the Asbestos Remediation.

1.2.2 Restrooms on Multi-Tenant Floors. If any code upgrades to, or other alteration to correct any legal noncompliance of, the restrooms on any floor which the Expansion Premises is located are required for Tenant to obtain permits for the Tenant Improvements (as defined in Section 2.1 below) to any Suite within the Expansion Premises or a certificate of occupancy for any such Suite, Landlord shall, at its sole cost and expense, and in compliance with Applicable Laws construct such upgrades to the restrooms as part of the Landlord Work (the “Restroom Work”).

1.2.3 Fourteenth Floor Work. Landlord shall, at its sole cost and expense, and in compliance with all Applicable Laws, complete the following work on the fourteenth (14th) floor of the Building (the “14th Floor Work”): (a) replace the existing restrooms with Building standard finishes comparable to the tenth (10th) floor of the Building restrooms and in compliance with Applicable Laws, and (b) construct a Building standard corridor and elevator lobby, with Building standard finishes comparable to the fifteenth (15th) floor of the Building corridor and elevator lobby.

1.2.4 Delivery of Demolition Permit. Prior to the Delivery Date of any Suite to Tenant, Landlord shall deliver to Tenant a demolition permit signed by the City of San Francisco Planning Department inspector relating to the demolition within such Suite conducted by Landlord in accordance with above Section 1.2.1.

1.2.5 Other Terms. Tenant hereby acknowledges that Landlord may be performing (a) the 14th Floor Work during Tenant’s construction of the Tenant Improvements to the Suites on the fourteenth (14th) floor of the Building, and (b) the Restroom Work during Tenant’s construction of Tenant Improvements to the Suites on the same floor on which the Restroom Work is being performed. Tenant further acknowledges and agrees to use commercially reasonable efforts to not materially interfere with Landlord’s performance of the 14th Floor Work or the Restroom Work, and Landlord acknowledges and agrees to use commercially reasonable efforts to not materially interfere with Tenant’s performance of the Tenant Improvements while completing the 14th Floor Work and Restroom Work. In connection therewith, Tenant shall cooperate with all reasonable Landlord requests in connection with the performance of the 14th Floor Work and the Restroom Work.

1.3 ACM Work.

1.3.1 Inspection Rights. Landlord shall promptly perform all Asbestos Remediation as part of the Landlord Work. Landlord shall provide Tenant with at least three (3) business days’ notice when the documentation of completion of any Asbestos Remediation within any Suite and related sampling and testing of such Suite is available and Tenant shall have two (2) business days from receiving such notice to inspect all such documentation relating to the Asbestos Remediation. It shall be a condition of Tenant’s acceptance of the Landlord Work and the occurrence of the Delivery Date that all Asbestos Remediation has been completed in compliance with all Applicable Laws. If the documentation for such Asbestos Remediation is not in compliance with all Applicable Laws, the Landlord Work shall not be deemed substantially complete for such Suite until the Asbestos Remediation has been completed in compliance with all Applicable Laws.

1.3.2 ACM Costs. In the event that, in connection with the installation of electrical outlets or minor penetrations of the perimeter or core walls, the presence of ACM or ACCM in the Expansion Premises results in any costs in the initial construction of the Tenant Improvements in the Expansion Premises in excess of the costs that would be incurred in the absence of such ACM or ACCM, then any such additional cost shall be paid by Landlord at Landlord’s sole cost and expense. If Tenant desires to make changes to the perimeter or core walls materially in excess of the installation of electrical outlets or minor penetrations, then any costs of such changes relating to the presence of ACM or ACCM shall be borne by Tenant.

SECTION 2.

TENANT IMPROVEMENTS

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a tenant improvement allowance (the “Suite Tenant Improvement Allowance”) for each Suite within the Expansion Premises equal to (a) Seventy-Two and 50/100 Dollars ($72.50) per rentable square foot for each Suite within the Expansion Premises, multiplied by (b) a fraction which numerator is the number of months or partial months between the applicable Suite Commencement Date and the Lease Expiration Date and the denominator is one hundred eight (108) months (which represents the number of months between the Expansion Commencement Date and the Lease Expiration Date). In addition, Tenant shall be entitled as of April 1, 2020 to a tenant improvement allowance (“Original Premises Tenant Improvement Allowance” and collectively with the Suite Tenant Improvement Allowance as the “Tenant Improvement Allowance”) for the Original Premises equal to Seven and 50/100 Dollars ($7.50) per rentable square foot of the Original Premises. The Tenant Improvement Allowance shall only be used for the costs relating to the initial design and construction of Tenant’s improvements, which are permanently affixed to the Expansion Premises and the Original Premises (the “Tenant Improvements”). Tenant shall construct the Tenant Improvements pursuant to the terms of this Tenant Work Letter and shall be required to spend at least Sixty Dollars ($60) per rentable square foot on hard costs for the Tenant Improvements for each Suite within the Expansion Premises, provided that such obligation shall not apply to the Original Premises. The Tenant Improvement Allowance shall be disbursed to Tenant pursuant to the terms of this Tenant Work Letter. No portion of the Suite Tenant Improvement Allowance, if any, remaining for any Suite after the date which is (18) months following the Delivery Date for such Suite shall be available for use by Tenant. No portion of the Original Premises Tenant Improvement Allowance, if any, remaining for the Original Premises after September 30, 2021 shall be available for Tenant. In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. In addition to the Tenant Improvement Allowance, Landlord shall provide Tenant with a space planning allowance equal to Fifteen Cents ($0.15) per rentable square foot of the Expansion Premises that have an Estimated Delivery Date in 2014 or 2015 (the “Space Planning Allowance”). The Space Planning Allowance shall be made available on or prior to five (5) days after the Effective Date of the Amendment, for reimbursement of Tenant’s third-party costs in connection with the planning of the improvements to the Expansion Premises. At Tenant’s sole option, any amounts payable by Tenant to Landlord for reimbursement of a share of costs incurred by Landlord for replacing any ACM or ACCM doors pursuant to Section 11(a) of this Amendment or installing the Mecho shade window coverings pursuant to Section 1.2.2 of this Tenant Work Letter may be deducted from the applicable Suite Tenant Improvement Allowance rather than separately paid by Tenant; provided, that, Tenant is spending at least Sixty Dollars ($60) per rentable square foot on hard costs for the Tenant Improvements for such Suite. In addition, and notwithstanding anything to the contrary in this Section 2 or elsewhere in this Work Letter, the Original Premises Tenant Improvement Allowance may be disbursed for applicable Tenant Improvement Allowance Items (as defined below) with respect to any improvements and alterations (including cosmetic) to the Original Premises that are made by Tenant at any time after the Effective Date (and not only to improvements and alterations made after April 1, 2020) and, at Tenant’s option, Tenant may submit a request for disbursement of the entire Original Premises Tenant Improvement Allowance at any time on or after April 1, 2020 and Landlord shall have no obligation to pay Tenant any portion of the Original Premises Tenant Improvement Allowance before April 1, 2020.

2.2 Disbursement of the Tenant Improvement Allowance.

2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the “Tenant Improvement Allowance Items”):

2.2.1.1 Payment of the fees of the “Architect” and the “Engineers,” as those terms are defined in Section 3.1 of this Tenant Work Letter (provided that not more than an aggregate amount equal to $5.00 per rentable square foot of the Premises of the Tenant Improvement Allowance may be requested to pay such fees), and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord’s consultants in connection with the preparation and review of the “Construction Drawings,” as that term is defined in Section 3.1 of this Tenant Work Letter;

2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, after-hours freight elevator usage (if Tenant requires freight elevator service after Building Hours, Tenant shall reimburse Landlord the actual cost of any additional personnel required to provide such service (e.g., overtime security costs)), after-hours engineering costs (if required by Tenant), hoisting and trash removal costs, and contractors’ fees and general conditions;

2.2.1.4 The cost of any changes in the Base Building when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

2.2.1.5 The cost of any changes to the Construction Drawings or Tenant Improvements required by all applicable building codes of the City of San Francisco (the “Code”), to the extent such changes are Tenant’s, and not Landlord’s, responsibility under the Lease, the Amendment and/or this Work Letter;

2.2.1.6 The cost of the “Coordination Fee,” as that term is defined in Section 4.2.2 of this Tenant Work Letter;

2.2.1.7 Sales and use taxes and Title 24 fees; and

2.2.1.8 All other costs approved in advance by Tenant to be expended by Landlord in connection with the construction of the Tenant Improvements.

2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements to any Suite and following Tenant paying from its own funds any Over-Allowance Amount (as defined in Section 4.2.1 of this Tenant Work Letter) applicable to the Tenant Improvements for such Suite, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows.

2.2.2.1 Monthly Disbursements. On or before the first day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the “Contractor,” as that term is defined in Section 4.1 of this Tenant Work Letter, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of “Tenant’s Agents,” as that term is defined in Section 4.1.2 of this Tenant Work Letter, for labor rendered and materials delivered to the Premises; (iii) executed mechanic’s lien releases from all of Tenant’s Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d)(1); and (iv) all other information reasonably requested by Landlord. Tenant’s request for payment shall be deemed Tenant’s acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant’s payment request. Thereafter, assuming Landlord receives all of the applicable information described in items (i) though (iv), above, and unconditional (or conditional if the contractor’s or subcontractor’s work is not yet completed) lien releases for all work previously paid for from the Tenant Improvement

Allowance, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of: (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the “Final Retention”), and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention) allocated to the applicable Suite(s) or Original Premises, as applicable, provided that Landlord does not dispute any request for payment based on non-compliance of any work with the “Approved Working Drawings,” as that term is defined in Section 3.4 below, or with Applicable Laws, or due to any material defects in the work. Landlord’s payment of such amounts shall not be deemed Landlord’s approval or acceptance of the work furnished or materials supplied as set forth in Tenant’s payment request.

2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the applicable Suite or the Original Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 8134 and either Section 8136 or Section 8136, (ii) Landlord has determined that no material defect exists that is likely to materially and adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant’s use of such other tenant’s leased premises in the Building, (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements to the applicable Suite or the Original Premises has been substantially completed, and (iv) Tenant has fulfilled its obligations pursuant to the terms of Section 4.3(i) of this Tenant Work Letter.

2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. All Tenant Improvement Allowance Items for which the Tenant Improvement Allowance has been made available shall be deemed Landlord’s property under the terms of this Lease. Notwithstanding anything to the contrary in this Section 2.2.2, Tenant shall be required to provide Landlord all of the documentation required in Sections 2.2.2.1 and 2.2.2.2 whether or not such Tenant Improvements are funded with the Tenant Improvement Allowance or Tenant pays for them directly as part of the Over-Allowance Amount.

2.3 Standard Tenant Improvement Package. Landlord has established specifications (the “Specifications”) for the Building standard components to be used in the construction of the Tenant Improvements in the Expansion Premises and the Original Premises (collectively, the “Standard Improvement Package”), which Specifications shall be supplied to Tenant by Landlord. The quality of Tenant Improvements shall be equal to or of greater quality than the quality of the Specifications, provided that the Tenant Improvements shall comply with certain Specifications as designated by Landlord. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time; provided, that any such changes would not be applicable to Tenant Improvements where the Final Working Drawings (as defined in Section 3.3) have been approved by Landlord.

SECTION 3.

CONSTRUCTION DRAWINGS

3.1 Selection of Architect/Construction Drawings. Tenant shall retain the architect/space planner approved by Landlord, in Landlord’s reasonable discretion (the “Architect”) to prepare the “Construction Drawings,” as that term is defined in this Section 3.1. Landlord has approved ReelGrobman (and/or its successor, HGA). as the Architect. Tenant shall retain the engineering consultants approved by Landlord, in Landlord’s reasonable discretion (the “Engineers”) to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life safety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the “Construction Drawings.” All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord’s and Tenant’s mutual approval. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord’s review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord’s review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord’s space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

3.2 Final Space Plan. Tenant shall supply Landlord with four (4) copies signed by Tenant of its final space plan for each Suite within the Expansion Premises and any improvements to the Original Premises before any architectural working drawings or engineering drawings have been commenced for the specific Tenant Improvements for any such Suite or the Original Premises. The final space plan (the “Final Space Plan”) shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein. Landlord may request clarification or more specific drawings for special use items not included in the Final Space Plan. Landlord shall advise Tenant within five (5) business days after Landlord’s receipt of the Final Space Plan for the Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Space Plan to be revised to correct any deficiencies or other matters Landlord may reasonably require and resubmit to Landlord, and Landlord shall advise Tenant within five (5) business days after such resubmittal if the same is unsatisfactory or complete in any respect. Failure of Landlord to respond to Tenant in writing within any five business day period provided in this Section 3.2 shall be deemed Landlord’s approval of the Final Space Plan (or revision to same, as applicable) submitted by Tenant. The foregoing process shall be repeated until Landlord’s approval or deemed approval of the Final Space Plan occurs.

3.3 Final Working Drawings. After the Final Space Plan has been approved by Landlord, Tenant shall supply the Engineers with a complete listing of standard and non-standard equipment and specifications, including, without limitation, B.T.U. calculations, electrical requirements and special electrical receptacle requirements for the applicable Suite or the Original Premises, to enable the Engineers and the Architect to complete the “Final Working Drawings” (as that term is defined below) in the manner as set forth below. Upon the approval of the Final Space Plan by Landlord and Tenant, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for applicable Suite or the Original Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the “Final Working Drawings”) and shall submit the same to Landlord for Landlord’s approval. Tenant shall supply Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the Final Working Drawings for applicable Suite or the Original Premises if the same is unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any reasonable disapproval of Landlord in connection therewith and resubmit to Landlord, and Landlord shall advise Tenant within five (5) business days after such resubmittal if the same is unsatisfactory or complete in any respect. Failure of Landlord to respond to Tenant in writing within any five business day period provided in this Section 3.3 shall be deemed Landlord’s approval of the Final Working Drawings (or revision to same, as applicable) submitted by Tenant. The foregoing process shall be repeated until Landlord’s approval or deemed approval of the Final Working Drawings occurs.

3.4 Approved Working Drawings. The Final Working Drawings shall be approved by Landlord (the “Approved Working Drawings”) prior to the commencement of construction of the applicable Suite or the Original Premises by Tenant. After approval by Landlord of the Final Working Drawings, Tenant may submit the same to the appropriate municipal authorities for all applicable building permits. Tenant hereby agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any building permit or certificate of occupancy for the applicable Suite or the Original Premises and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent may not be unreasonably withheld.

SECTION 4.

CONSTRUCTION OF THE TENANT IMPROVEMENTS

4.1 Tenant’s Selection of Contractors.

4.1.1 The Contractor. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor (“Contractor”) shall be selected by Tenant from a list of general contractors supplied by Landlord, and Tenant shall deliver to Landlord notice of its selection of the Contractor upon such selection. Landlord hereby approves any of Peacock, Unimark, Skyline, SC Builders, Novo, Principal Builders, GCI, BNBuilders, XL Construction and BCCI as the Contractor.

4.1.2 Tenant’s Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as “Tenant’s Agents”) must be union labor, and all subcontractors doing work on the structure or the mechanical, electrical or plumbing systems of the Building (“Material Subcontractors”) must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed, provided that Landlord may require Tenant to retain certain Material Subcontractors designated by Landlord. If Landlord does not approve any of Tenant’s proposed Material Subcontractors as provided in the previous sentence, Tenant shall submit other proposed Material Subcontractors for Landlord’s written approval.

4.2 Construction of Tenant Improvements by Tenant’s Agents.

4.2.1 Construction Contract; Cost Budget. Prior to Tenant’s execution of any construction contract and general conditions with Contractor (the “Contract”) for the Tenant Improvements for each Suite, Tenant shall submit the Contract to Landlord. Notwithstanding that the Contract may be reviewed by Landlord or its consultants, such review shall be for the Landlord’s sole purpose and shall not imply Landlord’s review of the same or obligate Landlord to review the same, and Landlord shall have no liability whatsoever in connection with such Contract. Prior to the commencement of the construction of the Tenant Improvements for the applicable Suite or the Original Premises, and after Tenant has accepted all bids for such Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9, above, in connection with the design and construction of the Tenant Improvements for such Suite to be performed by or at the direction of Tenant or the Contractor, which costs form a basis for the amount of the Contract (the “Final Costs”). Tenant shall be required to pay Contractor from Tenant’s own funds an amount (the “Over-Allowance Amount”) equal to the difference between the amount of the Final Costs for any Suite(s) and the amount of the Tenant Improvement Allowance applicable to such Suite(s) (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements for such Suite(s)) before any portion of the applicable Suite Tenant Improvement Allowance shall be made available to Tenant as reimbursement for the remaining Tenant Improvement Allowance Items for such Suite(s). If the actual costs for the Tenant Improvements to any Suite(s) are less than the Final Cost, Tenant shall have the right to seek reimbursement from Landlord for the Over-Allowance Amount spent by Tenant for such Suite up to the remaining balance of the Suite Tenant Improvement Allowance not already paid to Tenant. In the event that, after the Final Costs have been delivered by Tenant to Landlord, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs, shall be paid by Tenant directly to Contractor out of its own funds as an addition to the Over-Allowance Amount, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) of this Tenant Work Letter, above, for Landlord’s approval, prior to Tenant paying such costs.

4.2.2 Tenant’s Agents.

4.2.2.1 Landlord’s General Conditions for Tenant’s Agents and Tenant Improvement Work. Tenant’s and Tenant’s Agent’s construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant’s Agents shall submit schedules of all work relating to the Tenant’s Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant’s Agents of any changes which are necessary thereto, and Tenant’s Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by the rules made by Landlord’s Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, a copy of which is attached to this Work Letter as Exhibit 1, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements. Tenant shall pay a logistical coordination fee (the “Coordination Fee”) to Landlord in an amount equal to One Dollar ($1.00) per rentable square foot for the Tenant Improvements to each Suite within the Expansion Premises (but not for the Original Premises).

4.2.2.2 Indemnity. Except to the extent of Landlord’s gross negligence or willful misconduct, Tenant shall indemnify Landlord for any and all costs, losses, damages, injuries and liabilities related in any way to the design and construction of the Tenant Improvements, including, not limited to, any act or omission of Tenant or Tenant’s Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant’s non-payment of any amount arising out of the Tenant Improvements and/or Tenant’s disapproval of all or any portion of any request for payment. Such indemnity by Tenant, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord’s performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

4.2.2.3 Requirements of Tenant’s Agents. The Contractor shall warrant to Tenant and for the benefit of Landlord that all of the Tenant Improvements shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. The Contractor shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work and (ii) the applicable Suite Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

4.2.2.4 Insurance Requirements.

4.2.2.4.1 General Coverages. All of Tenant’s Agents shall carry worker’s compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.2 Special Coverages. Tenant shall carry “Builder’s All Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to this Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant’s Agents shall carry excess liability and Products and Completed Operation Coverage insurance, each in amounts not less than $500,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in this Lease.

4.2.2.4.3 General Terms. Certificates for all insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor’s equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant’s sole cost and expense. Tenant’s Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for two (2) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant’s Agents. All insurance, except Workers’ Compensation, maintained by Tenant’s Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.2 of this Tenant Work Letter.

4.2.3 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer’s specifications.

4.2.4 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord’s failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord’s rights hereunder nor shall Landlord’s inspection of the Tenant Improvements constitute Landlord’s approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any material defects or deviations from the Approved Working Drawings or Applicable Laws, that are noted by Landlord in writing to Tenant shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a material defect or deviation exists in the Tenant Improvements and such defect or deviation is likely to materially and adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant’s use of such other tenant’s leased premises, Landlord may upon not less than 10 days prior written notice to Tenant take such action as Landlord deems reasonably necessary to the extent Tenant does not correct such defect or deviation within such 10 day period, at Tenant’s expense and without incurring any liability on Landlord’s part (except to the extent of Landlord’s gross negligence or willful misconduct), to correct any such defect or deviation, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect or deviation is corrected to Landlord’s reasonable satisfaction. Tenant shall not be charged any fees or costs in addition to the Coordination Fee (including, without limitation, any overtime charges for Building engineers or Landlord’s staff pursuant to the construction rules or otherwise) in connection with Landlord’s inspections.

4.2.5 Meetings. Commencing upon the execution of this Lease, Tenant shall hold regularly scheduled recurring meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a mutually acceptable location, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord’s request, certain of Tenant’s Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor’s current request for payment.

4.3 Notice of Completion; Copy of Record Set of Plans. Within ninety (90) days after completion of construction of the Tenant Improvements for the applicable Suite or the Original Premises, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant’s agent for such purpose, at Tenant’s sole cost and expense. At the conclusion of construction for each Suite and the Original Premises, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the “record-set” of as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within thirty (30) days following issuance of a certificate of occupancy for the applicable Suite or the Original Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in each Suite and the Original Premises.

SECTION 5.

MISCELLANEOUS

5.1 Tenant’s Representative. Tenant has designated Larry Delfiner as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

5.2 Landlord’s Representative. Landlord has designated John McCausland, Greg Johnson and Tina Mui, as its representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall each have full authority and responsibility to act individually on behalf of the Landlord as required in this Tenant Work Letter.

5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a “number of days” shall mean and refer to calendar days. If any item requiring approval is timely disapproved by Landlord, the procedure for preparation of the document and approval thereof shall be repeated until the document is approved by Landlord.

5.4 Tenant’s Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease or this Tenant Work Letter has occurred at any time on or before the substantial completion of the Tenant Improvements and is not cured within any applicable cure period provided in the Lease or this Tenant Work Letter, then (i) in addition to all other rights and remedies granted to Landlord pursuant to this Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or, upon not less than 10 days prior written notice from Landlord to Tenant, Landlord may cause Contractor to cease the construction of the Tenant Improvements (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be suspended until such time as such default is cured pursuant to the terms of the Lease or this Work Letter (in which case, Tenant shall be responsible for any delay in the substantial completion of the Tenant Improvements caused by such inaction by Landlord).

EXHIBIT 1

WORK LETTER

CONSTRUCTION RULES

[SEE ATTACHED]

221 MAIN STREET

CONSTRUCTION RULES & REGULATIONS

The following guidelines have been prepared for Contractors scheduled to work at 221 Main Street. In order to ensure a smooth and timely construction build-out, the following procedures must be adhered to by all Contractors and Subcontractors performing work at 221 Main Street. The General Contractors are responsible to ensure all subcontractors and vendors/suppliers read and understand these rules and regulations. Failure to comply with any of these rules and regulations may result in your contract being cancelled and/or your subcontractors, vendors or suppliers being asked to leave the building premises. Rules and regulations are subjected to change.

1)	OWNER REPRESENTATIVES. At any time, the Owner may elect to hire a third party representative (“Owner’s Representative”) during construction. The Contractor shall forward all communications to Owner directly through the Owner’s Representatives unless otherwise directed.

For questions regarding construction, building rules, regulations and access, please contact Building Management at (415) 615-0285.

2)	PRIOR TO START OF CONSTRUCTION:

a)	The Contractor shall arrange to meet with the Project Manager, Property Manager, Building Engineer and Tenant to discuss the construction details of the project, building rules and regulations, and building access requirements prior to the start of any construction.

b)	The Contractor shall supply the Project Manager with the following items:

i)	Copy of Contractor’s license and Certificates of Insurance as outlined herein. The Insurance Requirements are included as Exhibit A.

ii)	Four (4) sets of working drawings - including complete HVAC, electrical, plumbing and fire sprinkler drawings are to be furnished to Project Manager and Chief Engineer for review and approval. Refer to the Work Letter of the Lease for Final Working Drawings. PDF and hard copies are to go to the Chief Engineer. The Chief Engineer will review once the hard copy is received.

iii)	The names and telephone numbers (including after-hour emergency numbers) of all Contractors that will be involved in the project. All Contractors will be subject to approval by the owner’s representative.

iv)	A copy of all permits involved with the project. No work will be allowed to proceed without a permit.

v)	A copy of the projected construction schedule. This schedule is to be a bar graph type and should be continually updated with the Project Manager and Property Manager to reflect any adjustments or revisions to the completion date.

vi)	Design-build HVAC Contractors are to provide the following items to the Project Manager upon being awarded the contract by the General Contractor:

(1)	A plan showing the new and existing duct layout, supply and return air grill locations, thermostat locations, fire damper locations and remote temper senders (if required) in area of work only.

(2)	Plans must include a box schedule indicating new box sizes, box number, CFM capacity, etc.

221 MAIN STREET

CONSTRUCTION RULES & REGULATIONS

vii)	M.S.D.S. Sheets for all proposed chemicals, solvents, adhesives, etc., that contractor will be using during construction of the suite. Information on VOC content must be provided for all adhesives, sealants, paints, and coatings and submitted to Chief Engineer prior to materials being brought onto the property.

(1)	Intentionally Deleted

c)	Obtain “Construction Work Notice” forms, included as Exhibit B, for access requests. This form is to be provided to the Building Management Office one (one) day prior to access. Note: formatting and requested information on Construction Work Notice are subject to change.

d)	All Contractors, Subcontractors, employees, servants, and agents must work in harmony with, and shall not interfere with, any labor employed by Columbia Property Trust,, the building owner’s representative, our mechanics or Contractors, or by any other Tenant or its Contractor.

e)	Prior to commencement of the Work, the Contractor’s Project Manager and/or Superintendent shall walk the area of construction, including completed corridors, entrances, service elevator lobbies, restrooms, electric and telephone rooms, and passenger elevator lobbies and storage areas to create a deficiency punch list, which Contractor shall prepare and Owner Representative shall approve. This list shall be used to determine damage caused prior to construction. Any further damage will be the Contractor’s responsibility to repair or replace at no cost to the Owner. Failure to submit deficiency punch list indicates Contractor’s acceptance of areas as flawless.

f)	An initial walkthrough of the project site will be conducted prior to construction. The General Contractor, Tenant Construction Manager, Building Engineer, Property Manager and, if applicable, Owner’s Representative (Project Manager) will set up a pre-construction meeting to review the Rules and Regulations as well as walk the existing conditions of the project premises.

g)	General Contractor and Subcontractors to provide to Building Management safety rules for the project. The GC is responsible for monitoring their safety programs/guidelines and conducting their required safety meetings. General Contractors are to confirm there is an emergency procedure in place and a local hospital noted in their safety procedures in case of an accident.

h)	Review with Building Engineers the scope of work to be performed to the building/fire/life safety system. Review procedures necessary for shut down of fire life safety system, protection of existing life safety devices during construction, and the recharging and testing of system upon completion of fire/life safety improvements.

i)	Contractor to review building hot work permit and impairment permit with building engineering department.

j)	Hazardous materials procedures: The Contractor shall comply with Title 8 of the California Code of Regulations (CAL-OSHA) and Title 29 of the Code of Federal Regulations (OSHA) for all safety and labor requirements. The Contractor shall comply with Title 22 of the California Code of Regulations (CAL-EPA) and Title 40 of the Code of Federal Regulations (EPA).

221 MAIN STREET

CONSTRUCTION RULES & REGULATIONS

k)	The Chief Engineer MUST have MSDS’s in their possession before any material as defined in 2.b.vii above can be brought into the building. GC shall provide MSDS sheets to Building Management.

l)	Asbestos Containing Materials: Before any construction work commences, all contractors must check with Building Management to see if the area where work is to be performed has already been tested for asbestos by the building’s industrial hygienist. If so, protocols based on the results are to be followed – if testing was clean, then construction may proceed under normal construction procedures. If the test was positive for ACM/ACBM, construction must be performed under abatement practices. If the area has not been tested, then there are two options for proceeding:

i)	Perform testing. If testing comes back clean, proceed under normal construction procedures. If test indicates positive ACM/ACBM, perform construction under abatement practices. ACM/ACBM abatement procedures are to be performed per the requirements of all governing entities.

ii)	If testing is not performed, construction must be performed under abatement practices and the presence of ACM/ACBM will be presumed. ACM/ACBM abatement procedures are to be performed per the requirements of all governing entities.

3)	INSURANCE:

a)	See attached Exhibit A for limits and additional insured requirements.

4)	LEED SUBMITTALS:

a)	Intentionally Deleted

5)	IAQ MANAGEMENT:

a)	Intentionally Deleted

6)	DEMOLITION:

a)	Prior to any demolition in space, room thermostats serving VAV boxes shall be removed by HVAC contractor. Removed thermostats shall be kept with HVAC contractor for future relocation area. Pneumatic tubing will be removed in a manner which will not affect other tenants on the floor.

b)	EMS room temperature sensors shall be relocated above ceiling by HVAC contractor in a safe secure area. EMS room temperature sensors shall be relocated at a location provided by engineering department.

c)	All abandoned material and/or electrical conduit is to be cut flush with the deck above and removed from the building, and electrical wiring is to be demolished back to the source. All abandoned plumbing is to be completely demolished back to the source (waste vent and supply lines). All abandoned HVAC to be completely removed (package units, ductwork, condenser water piping, condensate water lines, etc.). Sealed patches to be installed where Wye connectors used to exist so it matches existing duct.

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d)	Intentionally Deleted

e)	Life Safety must be identified with Demo Contractor and/or General Contractor and Chief Engineer before demo begins.

f)	All loads being removed from the space must be covered and not stacked high, and the threshold of the freight elevator must be covered before removing debris from the suite or floor to prevent any debris from dropping into the elevator pit.

g)	Masonite and/or some type of protective floor covering must be used during all demo in the common areas and covering the freight elevator threshold during haul out to prevent materials falling into the elevator shaft.

h)	Dumpsters must be coordinated with the building office for drop-off and/or pickup.

8)	ROOF PENETRATIONS:

Any penetrations resulting from new work or demolition must be repaired at Contractor’s expense by a roofing Subcontractor designated by Owner. Building Roofing Contractor is Western Waterproofing and Roofing. ELECTRICAL:

a)	The Contractor shall comply with NFPA 70E for all safety and labor requirements.

b)	All temporary wiring needed to work in the space must be off the tenant space electricity only, NOT OFF COMMON AREA OUTLETS.

c)	Electrical panel schedules must be brought up to date, identifying all new circuits added or changed.

d)	All electrical outlets and lighting circuits are to be properly identified. Outlets will be labeled. All wiring will be installed in conduit and suspended properly, not touching ceiling tile. All sensor or control wires must be fire rated and tied up off of ceiling tile mounted along the walls and not interfering with the ceiling tile access.

e)	Per Section 1.1 of the Work Letter in the Lease, the Landlord is installing a Wattstopper electrical panel on each floor of the expansion premises, which Tenant is to connect their electrical systems to. All interior and exterior offices shall have motion sensors for lights, comply with Title 24 and connect to the Wattsopper LMCP, Wattstopper PS-100, PS-200 and W-500, W-1000, W-2000

f)	All electrical and telephone closets being used must have panels replaced and doors shut at the end of each day’s work. Any electrical closet that is opened, with the panel exposed, must have a work person present and applicable signage posted on the outside of the door to the electrical room.

g)	All piping and conduit runs in the Attic Space of areas not occupied by the Tenant must receive the approval of the Owner’s Representatives.

h)	All electricians, telephone personnel, etc., will upon completion of their respective projects, pick up and discard their trash, leaving the telephone and electrical rooms clean. Re-install all removed ceiling tiles and/or replace all damaged tiles. If this is not complied with, a clean-up will be conducted by the building janitors, and the General Contractor will be back-charged for this service.

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i)	No circuits common to adjacent tenant suites or common areas allowed.

j)	All penetrations through all walls must be fire caulked, including all penetrations in the Electrical/Telecom closets where required by code.

k)	All communication/data wire must be plenum rated, run in bundles, installed over the top of sprinkler lines and ducts, follow the wall lines and I-beams, hung on their own wires in “J” hooks, and 90 degree turns. No diagonal runs.

9)	MECHANICAL:

a)	All HVAC work shall be designed in accordance with “HVAC Master Specifications Improvements” (Exhibit C).

b)	All HVAC air balancing shall be performed by a third party air balance company paid by the General Contractor.

10)	PLUMBING:

a)	Dishwashers require a stainless steel braided supply water hose or copper tubing. Plastic water lines are not allowed unless it is an ASKO factory water line.

b)	Water coolers require a hard drawn copper pipe to the water cooler location with a ball valve isolation shut off valve at the end of the copper pipe. Stainless steel braided supply hose shall be run from the ball valve location to the first pipe fitting at the water cooler. Drains from water coolers shall be run in hard drawn copper pipe. Air gap fittings shall be installed at the drain tap as per plumbing code. Plastic water lines are not allowed.

c)	Under the sink water heaters require stainless steel hoses at the inlet and outlet. Plastic water lines are not allowed.

d)	All kitchen sink fixtures to be approved by engineer before installation.

e)	Existing water heaters and insta hot units in the area of work older than 5 years to be removed.

f)	Tenant supplied plumbing appliances and fixtures (i.e. water heaters, refrigerators, dishwashers, etc.) must have a guardian flood stopper or equivalent installed with sensors at every device.

11)	Locks and Door Hardware

a)	In common areas of the Building, Interior doors shall have the following: Style-Lockset Rhodes; Color-626 Brushed aluminum; Keyway: Schlage 6, Pin E keyway. For Tenant exterior doors leading into the common area, locks will be keyed to IC Cores. All locks to be keyed under the Building Grand master key.

b)	General Contractor will provide pining codes for cylinders to Engineering.

c)	Owner may elect to have third party vendor provide lock pinning at the expense of the General Contractor.

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12)	BUILDING LIFE SAFETY SYSTEMS:

a)	All life safety and applicable building codes will be strictly enforced, (i.e., tempered glass, wired glass in 1-hour areas, fire doors, fire dampers, exit signs, smoke detectors, alarms, etc.). Prior coordination with Building Management is required.

b)	In order to guarantee the continued integrity of the building life safety system, (speakers, smoke detectors, life safety system control panels, etc.), there shall be no modifications of any kind or additions of any kind to the existing building system by anyone other than the designated building life system contractor, Bilcor. Installation of speakers, smoke detectors, wiring, etc., within the demised tenant space may be performed by a licensed and qualified alarm contractor with the final tie-in to the building system to be as indicated above. Payment for any services provided by the buildings alarm contractor will be by the General Contractor. All life safety system work will be performed by Building’s preferred life safety contractor.

c)	All building systems are to remain in operation at all times, especially those required by current code and the S.F.F.D Fire Prevention Bureau.

13)	SPRINKLER SYSTEMS:

a)	Contractor must notify Building Management and Chief Engineer at least 24 hours in advance of making any modifications to the sprinkler system. Notification should be via the “Construction Work Notice” (Exhibit B).

b)	Contractor shall contact Building Management and the Chief Engineer at least one business day prior to any drain downs. Drain downs and refill of sprinkler system will be performed by building engineers.

c)	No system will be left drained over night. All systems must be charged and operational when workers leave for the night.

d)	Contractor will supply Owner Representatives with a copy of any sprinkler change or modification, approved by Owners insurance underwriters.

e)	All relocated sprinklers shall be centered in ceiling tiles where reasonably possible.

14)	FINISHES: M.S.D.S. Sheets required prior to start of work.

a)	Any work creating noxious fumes must be done after regular working hours. It is up to the discretion of Building Management to determine when this shall be necessary, in accordance with the Construction Indoor Air Quality Management Plan. Contractors must ensure their work does not interfere with other tenant’s use of premises.

b)	Water-based materials may be applied in the building.

c)	Application of Building approved Zolotone or other multi-based finishes must be performed after hours and on the weekend only. Coordination of exhausting fumes must be coordinated with Building Management at least three (3) business days prior to application.

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15)	SECURITY:

a)	Space and Equipment Security. CAC is not responsible for the security of Contractor’s tools and/or equipment. The Tenant space should be locked when unoccupied by a representative of the Contractor or Tenant. If the existing locks are changed, the Contractor must coordinate re-keying with Building Management.

b)	After-Hours Access. Should the Contractor desire access to the construction area after hours, the Contractor shall coordinate security and entrance access with the Building Manager no less than 24 hours in advance using the “Construction Work Notice” (Exhibit B).

c)	Special. Should the Contractor need to work in an adjacent, upper or lower tenant space, the Contractor shall be responsible to coordinate with the Building Manager and comply with all building security requirements. Immediately upon completion of any work in an adjacent space, the Contractor will perform a thorough and complete clean-up and remove all signs of construction activity.

16)	SOLDERING/WELDING/CORING:

It shall be the responsibility of the Contractor to obtain separate approval for any required soldering, welding, core drilling, chipping, floor grinding, etc. This approval is to be obtained as soon as the authorization for access is issued or a minimum of five (5) days prior to the date of any scheduled welding, core drilling, etc. It will also be the responsibility of the Contractor to again contact the Building Management 24 hours prior to the welding, core drilling, etc. to confirm the schedule and to allow the Building Manager to notify any nearby tenants who may in any way be affected by the work. Obtain “Hot Work Permit” forms, included as Exhibit D, for Soldering and Welding projects.

17)	NOISE:

a)	Working hours whereby the Contractor may perform stocking, demo removal, high level noise factor work are defined as prior to 8:00 a.m. and after 6:00 p.m.

b)	Owners and its representatives reserves the right to order an immediate halt to any excessively noisy work being done that is disruptive to the normal operation of the adjacent tenants.

c)	Radios or loud music of any kind are prohibited during construction.

18)	LIFTING EQUIPMENT:

Any lifting equipment used must be electrically operated so that it won’t activate smoke detectors and it requires Building Management approval no less than 24 hours prior to use.

19)	PROTECTION OF PROPERTY:

a)	Adjacent Tenants. The Contractor is responsible to replace and/or repair anything damaged in an adjacent tenant’s space and/or building structures within two hours. In the event that temporary repairs are required, permanent repair must be completed within 24 hours.

b)	Extreme care will be exercised to protect existing Owner work and equipment, and the Contractor shall be responsible for all damage. Specifically, Contractor is to provide protection for existing carpet and wall covering in the public corridor between the freight elevator and the work area. Carpet shall be completely covered with masonite or similar material. Clean-up shall be approved by the Building Manager and the Project Coordinator prior to final walkthrough of project.

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20)	USE OF RESTROOMS:

Use only those designated by Building Management, typically only on the floor under construction. Contractor may be back charged for cleaning if Building Manager determines Contractor’s use is resulting in additional cleaning expense.

21)	SIGNAGE:

The Contractor shall post all signage as required by Building Management for public safety or general warning.

22)	HOUSEKEEPING:

a)	Except when hauling or delivering construction material, suite entrance doors are to remain closed at all times.

b)	Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc. If facilities are required, arrangements for utility closets will be made with Building Management.

c)	Construction employees are not to use the street level lobby or immediate outside areas as eating locations. Food and related lunch debris is not to be left in the suite under construction.

d)	All areas in which the General Contractors or their Subcontractors work must be kept clean. All suites in which the General Contractor is working will have construction debris removed prior to completion inspection. This includes dusting of all window sills, light diffusers, cleaning of cabinets and sinks.

e)	All common areas are to be kept clean at all times of building materials so as to allow tenants access to their suites or the building. Building materials and/or trash are not to be stored in common areas or blocking required exit paths.

f)	Contractor shall be responsible for having the project swept and cleaned daily. Contractor and/or Tenant shall be back charged by Building Management for all additional clean-up required as the result of contractor’s failure to comply.

g)	Damp walk-off mats are required at each entrance/exit door inside the tenant area being remodeled. The mats are for workers to clean off their feet so as not to track dirt or dust into adjacent areas. Contractor and/or Tenant shall be back charged by Building Management for all additional clean-up required as the result of contractor’s failure to comply.

h)	Dumpsters. Trash dumpsters can be placed in designated areas outside of the building for temporary periods during construction. The placement of these dumpsters must be arranged in advance with the Building Management.

23)	BARRICADES:

a)	Construction areas not already contained within barricades shall therefore be so enclosed.

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CONSTRUCTION RULES & REGULATIONS

b)	If so required, the Contractor shall construct a barricade (at the Contractor’s cost) out of a material, finish and structure design as approved by the Building Management and Project Coordinator in accordance with applicable OSHA requirements and those of any and all other governing bodies.

c)	All barricades shall be floor to ceiling and lined with polyethylene to contain the dust within the tenant space.

d)	All barricades shall be constructed and/or extended prior to 6:00 a.m. or after 6:00 p.m.

e)	There shall be a rug or mat of sufficient size on the inside of the entrance of the barricade for workers to clean off their feet so as not to track dirt or dust into adjacent areas.

24)	DELIVERIES:

All supplies necessary for construction, fixturing or merchandising must be delivered through the Loading Dock and in the building via the Freight Elevator. All delivery schedules must be cleared through the Building Management no less than 24 hours prior to arrival. No idling is permitted at the Loading Dock.

25)	STORAGE:

a)	All materials shall be stored within the tenant area being remodeled. Materials or debris may not be placed in any other areas or other tenant spaces without prior to written approval from the Building Management.

b)	Any combustible materials must be stored in fireproof containers.

c)	Explosive materials are not allowed on the site.

26)	PARKING:

a)	All posted parking regulations are enforced, including time limited areas, red curbs, loading zones, fire zones, handicapped parking areas, etc.

b)	Parking in other than standard marked spaces will not be permitted.

c)	Contractors may be required to pay for parking if fees are charged on the premises.

27)	INTERRUPTION OF UTILITIES AND SERVICES:

Contractor shall notify Building Management and the Chief Engineer at least 72 hours prior to any modifications to utility services that will temporarily interrupt the service to other tenants or to the building.

28)	MODIFICATION OF THE EXISTING BUILDING:

All work must be approved by the Project Coordinator via approved working drawings and/or approved change orders to the specifications listed therein, and all work is to comply with Building Standard Schedules as well as all applicable building codes.

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29)	BREAKS/BEHAVIOR:

a)	All breaks will be taken in either the tenant construction space or in an area designated by the Building Management.

b)	Restroom to be used by Contractors will be designated by the Building Management.

c)	Radios or loud music of any kind are prohibited during construction.

d)	Any misconduct shall cease immediately upon notification or applicable party will have access revoked.

30)	TELEPHONE:

Contractor will supply any telephone equipment required for Contractors use at Contractor’s sole expense.

31)	FREIGHT ELEVATOR:

a)	Only the freight elevator is to be used by Contractors. After business hours, the freight elevator must be reserved in advance. The freight elevator will not be held on floors by movers or Contractors unless advance authorization is received from Building Management.

b)	The freight elevator is to be used by construction personnel for transporting equipment and supplies. Under no circumstances are construction personnel with materials and/or tools to use the “passenger” elevators without prior approval from Building Management.

c)	All debris loads in the freight elevator must be leveled (not overflowing with material) and covered with a tarp. The threshold of the elevator must be protected during movement into or leaving the freight elevator to prevent material from falling into the elevator pits.

32)	CURTAIN WALL:

The Bidder is strictly advised that despite Architect’s details explicitly showing or implying attachment of construction materials to the curtain wall system, there is to be NO ATTACHMENT OF ANY BUILDING MATERIALS DIRECTLY TO THE CURTAIN WALL. Should the Bidder discover any such details, whether explicit or implied, they are to be immediately brought to the attention of the Owner Representative.

33)	EROSION CONTROL

a)	If the Contractor’s work impacts the building landscape or has the potential to cause erosion or sedimentation, a erosion and sedimentation control plan must be developed by the Contractor and approved by Building Management. The plan must be in accordance with the building’s Integrated Pest Management, Erosion Control, and Landscape Management Plan.

34)	BUILDING STANDARDS:

Contractors must conform to standards set forth on attached “Building Construction Standards for Tenant Improvements” list when it affects common areas of the Building. Any deviation from these standards must be approved by the Owner’s Representative prior to installation.

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35)	INSPECTION PROCEDURE.

All work on the building HVAC System is required to be inspected by Building Management and the Chief Engineer. The following procedure must be adhered to:

a)	Following “Rough-in” or during inspection of City Building Department, a second inspection of the HVAC operation will be scheduled through the Building Management Office and will take place with the attendance of the HVAC Contractor’s Air Balance Engineer, the Chief Engineer, and Building Management. This inspection will take place when the suite in question is ready to be air balanced.

b)	Prior to walls being insulated and dropping tile or sheetrock in ceiling areas, Building Management must be notified 48 hours in advance to allow the Building Engineer to review and approve the conditions.

c)	All ceiling and wall access door locations to be reviewed on the drawings and/or in the field with the Building Engineer before or during framing operations. If the Building Engineer requires an access door to be relocated after it is framed, that cost will be the burden of the General Contractor.

d)	The Chief Engineer and Building Management reserve the right to inspect the construction on a periodic basis.

e)	At conclusion of air balancing process by HVAC Contractor, Air Balance Report and “AS-BUILTS” shall be submitted to the Chief Engineer at time of completion.

36)	UPON COMPLETION OF THE IMPROVEMENTS:

Construction Close-Out. The Contractor shall administer the close-out program per Requirements noted below and submit information to Project Coordinator:

a)	Lien Waivers. Lien waivers and releases in the amount set forth in Contractor’s final application executed by Contractor and each subcontractor, materialman, supplier, equipment renter, or other person who has provided labor, services, equipment or materials for which a lien could be filed.

b)	Drawings. The “As-Built” drawings will include drawings showing all mechanical, electrical, plumbing, and sprinkler work completed in the space.

c)	Punch List. Contractor shall obtain Tenant’s approval as verification that Punch List has been completed to Tenant’s satisfaction.

d)	Bound Volume of Warranties and Manuals. Two separate bound volumes which are completely indexed, all written warranties and operational manuals (including manufacturer’s literature) required by the Contract Documents. All warranties from Contractors are to be for a period of 1 year minimum.

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e)	Air Balance Reports. Air Balance Reports signed and stamped by HVAC Contractors. Air balance reports provided by third party Company.

f)	List of Subcontractors. A complete list of subcontractors and principal vendors including addresses and telephone numbers.

g)	Reports and Permits. Copies of inspection reports, signed-off permits for construction of the improvements, and licenses necessary for the occupancy of the improvements.

h)	Keys. Tagged and workable keys for all doors of the improvements containing locks. Keys are to be released only to Building Manager, not Tenant, Architect, or Project Coordinator.

37)	LANDLORD INSPECTION:

The premises will be inspected periodically by a Landlord Representative for compliance with Landlord’s requirements as set forth in the Lease Agreement and in accordance with the Landlord-approved working drawings. Any unauthorized construction will be corrected at the Contractor’s expense.

The Contractor shall have on site prior to commencement of construction and maintain (in the Tenant’s space) at all times during the construction of the premises, a set of working drawings and building permits, bearing approval by the City.

I ACKNOWLEDGE RECEIPT OF THE BUILDING STANDARD SCHEDULE AND BUILDING PROCEDURES FOR CONTRACTOR, AND AGREE TO ABIDE BY SAME. IT IS UNDERSTOOD THAT I WILL BE BACK-CHARGED FOR ANY DAMAGES OR CLEAN-UP REQUIRED AS A RESULT OF MY FAILURE, OR THAT OF MY CONTRACTOR AND/OR SUBCONTRACTORS, TO COMPLY WITH THESE RULES.

CONTRACTOR	TENANT REPRESENTATIVE

BY	BY

DATE	DATE

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EXHIBIT A

221 MAIN STREET

INSURANCE REQUIREMENTS FOR VENDORS

Each vendor shall continuously maintain insurance and provide insurance certificate and policy endorsements which meet the requirements per the terms below

1.	AM Best Rating – Minimum A-, VII for all insurance carriers

2.	Required Insurance Coverages/Limits (additional requirements maybe added depending on the job – crime insurance, aviation insurance, contractor’s pollution, etc.)

	A.	Commercial General Liability if needed umbrella/excess insurance	$ 5M each occurrence

	B.	Automobile Liability	$ 1M each occurrence

	C.	Workers’ Compensation Employers Liability	Statutory Requirements $500K Occ/Disease/Limit

3	Additional Insured Endorsements – Required for 2.A above

	A.	CG2010 or equivalent - All Vendors

	B.	CG 2037 Completed Operations or equivalent
(Required for all contractors doing repair work and/or installation)

	C.	Endorsements must name the correct landlord parties as additional insured

	D.	Blanket Additional Insured Endorsements are acceptable alternative to A, B & C above. No need to list additional insured entities if blanket endorsement is used. **(see note below regarding contract language)

	E.	Additional Insured Primary – the Additional Insured endorsement or policy provisions must provide that such insurance shall be primary and non-contributory in respect to any other insurance maintained or available to the additional insured parties.

Please submit a Certificate of Insurance along with additional insured endorsement.

Additional Insured Endorsements must name the Owner Entities as follows:

Columbia Property Trust, Inc., Columbia REIT – 221 Main, LLC, Columbia Property Trust Services, LLC and including their officers, directors, employees and managing agents as additional insured.

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Please reference the building premises: 221 Main Street, San Francisco, CA

Additional insured endorsement CG 2010 or Blanket Endorsement should be attached.

**	Note that if your coverage includes the language “where required by written contract” your company will need to have a contract with Wells REIT II – International Financial Tower, LLC or will need to modify your contract with your client to include the Landlord as an additional insured.

In the CERTIFICATE HOLDER box insert the following text:

Columbia REIT – 221 Main, LLC

221 Main Street, Suite 100

San Francisco, CA 94105

Please email to: TBD

Questions should be directed to 415-615-0285

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EXHIBIT B

221 MAIN STREET

Construction Work Notice & Access Guide

PURPOSE OF FORM:	•	To establish documentation when access has been granted to contractors to work in the building

	•	To ensure all Building Management and Staff are aware of construction work and schedule.

	•	To determine any special requirements needed by the contractor to complete the project.

	•	To obtain emergency contact information for contractors and sub-contractors

TO BE COMPLETED BY:	Contractor

SHOULD BE COMPLETED WHEN:		• Minimum of 24 hours prior to commencement of construction work (or longer if Building Engineer’s assistance is required.)

• Advanced or special requirements may require additional time for scheduling.

SHOULD BE SUBMITTED TO:	Property Management Personnel

NOTES:	•	Form must be approved by the Property Manager or Assistant Property Manager and Chief Engineer, before access is granted.

	•	Upon approval, one copy to be distributed to each of the following:

• Security

• Contractor

• Project Manager

• Building Office

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Construction Work Notice

24 HOUR ADVANCE NOTICE IS REQUIRED FOR ALL WORK.

DATE		ACCEPT
PROPERTY	PROPERTY MANAGER
PROJECT	CHIEF ENGINEER
LOCATION	INSURANCE
DESCRIPTION

	NAME	CONTACT
Project Manager
On-Site Superintendent

SCHEDULE (estimated)
Start Date	FLS Testing
Final	Completion
Cleaning

The following is a list of contractors who will require building access to the above reference space on the following date and times:

CONTRACTOR	DATE/TIME	FLOOR/ SUITE	ONSITE CONTACT (Name & Phone)	EMERGENCY NUMBER

PROJECT REQUIREMENTS	NO	YES	DESCRIPTION
Engineering Department	☐	☐
Disable Smoke Detectors	☐	☐
Life Safety System Off-Line	☐	☐
Special Elevator Arrangements	☐	☐
Additional Security	☐	☐

NOTES/COMMENTS

EXHIBIT C

221 MAIN STREET

NOTICE OF LEASE TERM DATES

To:

Re:	Office Lease dated , 20 between , a (“Landlord”), and , a (“Tenant”) concerning Suite (the “Suite(s)”) on floor(s) of the office building located at 221 Main Street, San Francisco, California.

Gentlemen:

In accordance with the Office Lease dated October 31, 2012, as amended from time to time (collectively, the “Lease”), including, but limited to, the Second Amendment to Office Lease dated December     , 2014 (the “Second Amendment”), we wish to advise you and/or confirm as follows:

1.	The Lease Term for the Suite(s) shall commence on or has commenced on for a term ending on , with one (1) option to extend for five years pursuant to Section 3(b) of the Second Amendment.

2.	Rent commenced to accrue on , in the amount of .

3.	If the Suite Commencement Date is other than the first day of the month, the first billing will contain a pro rata adjustment. Each billing thereafter, with the exception of the final billing, shall be for the full amount of the monthly installment as provided for in the Lease.

4.	Your rent checks should be made payable to at .

5.	The exact number of rentable square feet within the Suite(s) is(are) square feet.

6.	Tenant’s Share for the Suite(s) as adjusted based upon the exact number of rentable square feet within the Suite(s) is %.

C-1

7.	The Base Year for the Suite(s) is(are) 20 .

“Landlord”:

, a

By:
Its:

Agreed to and Accepted as

of                     , 20    .

“Tenant”:

, a

By:
Its:

C-2

EXHIBIT D

221 MAIN STREET

EXTERIOR BUILDING SIGNAGE CRITERIA

The intent of the exterior building signage criteria is to establish and maintain guidelines consistent with the standards for the Building and the sign ordinances and policies of the City of San Francisco as governing authority. In addition, these criteria will assure conformance in the design, size and materials used for exterior tenant identification for the Building.

Landlord’s approval, required in writing prior to installation, shall be based on the sign’s appearance and installation and Landlord is not responsible for the sign’s conformance with applicable municipal sign ordinances. Tenant and Tenant’s sign company shall have the sole responsibilities for compliance with all applicable statues, codes, ordinances and other regulations for all work performed on behalf of Tenant.

General Requirements

1.	Tenant’s exterior signage on the Building shall conform to and meet all requirements of the proper governmental authorities.

2.	No exterior signage shall be erected on the Building by the Tenant without the prior approval of Landlord, the City of San Francisco and any other pertinent governmental bodies or municipalities.

3.	Tenant shall submit to Landlord for approval at least four (4) copies of detailed drawings of the proposed exterior signage on the Building showing design, layout, construction, material, installation method, letter style, colors, shapes, sizes, letter height, lighting methods and logos as applicable. Landlord shall advise Tenant within ten (10) business days after Landlord’s receipt of the drawings if the drawings are unsatisfactory or incomplete in any respect. Landlord will return one set to Tenant marked “Approved”, “Approved as Noted”, or “Revise and Resubmit”.

4.	“Revise and Resubmit” drawings will be returned to Tenant with comments. These drawings shall be revised by the Tenant and resubmitted to Landlord for approval. Landlord shall advise Tenant within five (5) business days after such resubmittal if the same is unsatisfactory or incomplete in any respect.

5.	All permits for exterior signage on the Building and installation of such signage shall be obtained by Tenant at Tenant’s sole expense.

6.	Exterior building signage to be constructed by Tenant at Tenant’s sole expense and in accordance with Landlord’s and San Francisco Planning Code guidelines.

7.	All exterior signage on the Building to bear the UL label and otherwise comply with local building and electrical codes.

8.	Should Landlord’s exterior building signage criteria be more restrictive than applicable codes and ordinances, Landlord’s criteria shall prevail.

9.	Unapproved exterior signage on the Building is subject to removal at Tenant’s sole expense. Damages may be assessed to cover the cost of repairs required to the Building elements resulting from the installation of unapproved signage.

10.	Tenant shall maintain all permitted exterior signage on the Building in good condition and repair at all times.

11.	Tenant shall reimburse Landlord for all costs relating changes required to Building systems based upon any exterior signage installed by Tenant, including, but limited to, any change changes to window washing rigs.

Construction Requirements

1.	All permits for signs, installations, relocation, change of copy, design alteration, remodeling and maintenance shall be the responsibility of Tenant

2.	All signage will be installed with minimal disruption to business and traffic.

3.	Tenant shall be responsible for the repair of any damage caused by the sign installation including damage to landscaping and building fascia.

4.	Tenant shall be responsible for the expense required for the removal of tenant signage from the Building top or eyebrow, and for any restoration of the Building top or eyebrow after removal of signage.

Sign Criteria

Type of Sign:	Illuminated and installed on building top or eyebrow. Only name of business shall be allowed as copy.

Sign Area:	Tenant shall receive no more than fifty percent (50%) of the square footage of the business sign area allowable by governmental code per lot. Tenant is permitted to place up to two (2) exterior building signs on the building. In the instance that Tenant elects to have two signs installed, one sign shall be located on the Main Street side of the Building and the other exterior sign on the Spear Street side.

Logo:	Non-trademarked logos shall be allowed with Landlord and City of San Francisco approval. Logo area shall be included as part of the total aggregate sign area per tenant space and cannot exceed twenty-five percent (25%) of the sign area

Letter Style:	Tenant may use its logos and letter styles upon approval from Landlord and City of San Francisco.

Colors:	Blue, Black and White only

Types of Signage Prohibited:	Animated, neon, flashing or audible signs; decals; exposed lamps or tubing; exposed raceways, tubing, crossovers, or conduit; painted lettering; and luminous painted paper.

221 MAIN

Lease Exhibit D

Exterior Elevation - Signage

RIGHT JUSTIFIED ON
PARAPET EYEBROW

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221 MAIN

Lease Exhibit D

Exterior Elevation - Signage

LEFT JUSTIFIED ON
PARAPET EYEBROW

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221 MAIN

Lease Exhibit D

Exterior Elevation - Signage

LEFT JUSTIFIED

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221 MAIN

Lease Exhibit D

Exterior Elevation - Signage

RIGHT JUSTIFIED

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221 MAIN // Lease Exhibit D // 01/20/15
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221 MAIN

Lease Exhibit D

Exterior Elevation - Signage

RIGHT JUSTIFIED ON
PARAPET EYEBROW

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221 MAIN

Lease Exhibit D

Exterior Elevation - Signage

LEFT JUSTIFIED ON
PARAPET EYEBROW

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221 MAIN

Lease Exhibit D

Exterior Elevation - Signage

RIGHT JUSTIFIED

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221 MAIN

Lease Exhibit D

Exterior Elevation - Signage

LEFT JUSTIFIED

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EXHIBIT E

221 MAIN STREET

SUMMARY OF EXISTING TENANT RIGHTS

SIXTEENTH FLOOR
Suite	RSF	Current Tenant Expiration		Comments/Options
1600	5,888	1/31/2020		1, 5-yr. Option. Notice by 1/31/2019
1630	5,764	12/31/2018		No Renewal Option
1650	11,900	2/28/2017		1, 5-yr. Option. Notice by 3/1/2016

		Total	23,552

FIFTEENTH FLOOR
Suite	RSF	Current Tenant Expiration		Comments/Options
1550	7,030	4/30/2016		1, 5-yr. Option. Notice by 5/1/2015

		Total	7,030

FOURTEENTH FLOOR
Suite	RSF	Current Tenant Expiration		Comments/Options
1400	7,808	7/31/2019		No Renewal Option

		Total	7,808

THIRTEENTH FLOOR
Suite	RSF	Current Tenant Expiration		Comments/Options
1300	6,455	8/31/2015		No Renewal Option
1310	3,933	8/31/2016		1, 5-yr. Option. Notice by 12/1/15
1325	2,628	12/31/2015		No Renewal Option
1340	4,910	12/31/2017		No Renewal Option
1350	4,739	12/31/2017		No Renewal Option

		Total	22,665

SEVENTH FLOOR
Suite	RSF	Current Tenant Expiration		Comments/Options
700	7,561	7/31/2016		1, 3-yr. Option. Notice by 10/31/2015
730	4,578	7/31/2016		No Renewal Option
740	982	7/31/2016		No Renewal Option
770	5,781	11/13/2018		1, 5-yr. Option. Notice by 2/13/2018
780	3,616	2/28/2017		No Renewal Option

		Total	22,518

E-1

FIFTH FLOOR
Suite	RSF	Current Tenant Expiration		Comments/Options
520	3,888	NA
580	6,830	7/31/2021		1, 5-yr. Option. Notice by 8/1/2020

		Total	10,718

		Grand Total:	94,291

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EXHIBIT F

221 MAIN STREET

DIAGRAM SHOWING LOCATION OF BIKE CAGE

[SEE ATTACHED]

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221 MAIN

Lease Exhibit F

Bike Parking

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221 Main // Lease Exhibit A // 01.23.15

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